 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-258134
PROSPECTUS SUPPLEMENT
(to Prospectus dated August 6, 2021)
LUMENT FINANCE TRUST, INC.
Up to 37,421,825 Shares of Common Stock
Issuable Upon Exercise of Rights
to Subscribe for Such Shares
We are a real estate investment trust focused on investing in, financing and managing a portfolio of commercial real estate (“CRE”) debt investments. We primarily invest in transitional floating rate commercial mortgage loans with an emphasis on middle-market multifamily assets. We may also invest in other CRE-related investments, including mezzanine loans, preferred equity, commercial mortgage-backed securities, fixed rate loans, construction loans and other CRE debt instruments. We are externally managed by our manager, OREC Investment Management, LLC doing business as Lument Investment Management (“Manager”). Our Manager is a subsidiary of ORIX Real Estate Capital Holdings, LLC, doing business as Lument (“Lument”). Lument is a subsidiary of ORIX Corporation USA (“ORIX USA”), a diversified financial company and a subsidiary of ORIX Corporation (“ORIX”). ORIX is a publicly traded, Tokyo-based international financial services company.
We are distributing, at no charge, transferable subscription rights to our stockholders of record as of 5:00 p.m., New York City time, on January 18, 2022, entitling the holders thereof to subscribe for up to an aggregate of 37,421,825 shares of our common stock. Record date stockholders will receive 1.5 transferable rights for each outstanding shares of common stock owned on the record date. The rights entitle the holders to purchase one new share of common stock for every right held. We will not issue fractional shares upon the exercise of rights; accordingly only whole rights can be exercised. In addition, record date stockholders who fully exercise their rights will be entitled to subscribe, subject to the limitations described in this prospectus supplement and subject to allotment, for additional shares that remain unsubscribed as a result of any unexercised rights. Rights holders who exercise their rights will have no right to rescind their subscriptions after receipt of their completed subscription certificates together with payment for shares or a notice of guaranteed delivery by the subscription agent. OREC Investment Holdings, LLC, an affiliate of our Manager, has indicated that it intends to over-subscribe and to make a total investment of up to $40.0 million in shares of our common stock in this offering. In addition, Hunt Companies Equity Holdings, LLC has indicated that it intends to over-subscribe, and our directors and executive officers have indicated that they intend to exercise in full their rights.
As a result of the terms of this offering, stockholders who do not fully exercise their rights will own, upon completion of this offering, a smaller proportional interest in us than they owned prior to the offering. In addition, because the subscription price per share will likely be less than our book value per share, the offering will likely result in an immediate dilution of book value per share for all of our stockholders. Any such dilution will disproportionately affect non-exercising stockholders.
Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “LFT.” The last reported closing price for our common stock on January 6, 2022 was $3.83 per share. The subscription rights are transferable and we intend to apply to list them on the NYSE under the symbol “LFTRT.” See “The Offering” for a complete discussion of the terms of this offering.
The subscription price per share will equal 92.5% of the volume-weighted average of the sales prices of our shares of common stock on the NYSE for the five consecutive trading days ending on the expiration of the offering; provided the subscription price per share will be no less than $3.06, which equals 70% of the book value per share of our common stock as of September 30, 2021. Because the subscription price will be determined on the expiration date, rights holders will generally not know the subscription price at the time of exercise. The rights will expire if they are not exercised by 5:00 p.m., New York City time, on February 11, 2022, the expiration date of the offering, unless extended as described in this prospectus supplement.
We have elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2012. To assist us in qualifying as a REIT, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our capital stock. See “The Offering — Limitation on the Exercise of Rights and the Over-Subscription Privilege” and “Description of Common Stock —  Restrictions on Ownership and Transfer of our Capital Stock” in the accompanying prospectus.
Investing in our securities involves a high degree of risk. Before buying any securities, you should read the discussion of the material risks of investing in the rights and our common stock in “Risk Factors” beginning on page S-13 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein and in the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
	Per Share	Total(4)
Estimated subscription price(1)	$3.58	$133,970,134
Estimated sales load (underwriting discounts and commissions)(2)(3)	$0.11	$4,186,567
Proceeds to us, before estimated expenses(1)(3)	$3.47	$129,783,567

(1)
Estimated on the basis of 92.5% of the volume-weighted average of the sales prices of our shares of common stock on the NYSE for the five consecutive trading days ending on January 6, 2022. See “The Offering — Subscription Price.”

(2)
In connection with this offering, the dealer managers for this offering will receive a fee for certain marketing and soliciting services equal to 3.125% of the subscription price per share for each share issued other than any shares issued to OREC Investment Holdings, LLC, an affiliate of our Manager, Hunt Companies Equity Holdings, LLC and our directors and officers pursuant to the exercise of the primary subscription and/or the over-subscription privilege, and 1.0% of the subscription price per share for each share issued to OREC Investment Holdings, LLC, Hunt Companies Equity Holdings, LLC and our directors and officers. The estimated sales load assumes all shares are purchased other than by OREC Investment Holdings, LLC, Hunt Companies Equity Holdings, LLC and our directors and officers. See “The Offering — Dealer Manager Arrangements.”

(3)
We estimate that we will incur offering expenses of approximately $800,000 in connection with this offering. We estimate that net proceeds to us after expenses will be approximately $129.0 million assuming all of the rights are exercised at the estimated subscription price.

(4)
Assumes all rights are exercised at the estimated subscription price.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Wells Fargo Securities
JMP Securities A Citizens Company
The date of this prospectus supplement is January 7, 2022

ABOUT THIS PROSPECTUS SUPPLEMENT
We have not, and the dealer managers have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering . We are not, and the dealer managers are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering is accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the sale of our common stock offered hereby. It is possible that our business, financial condition, results of operations, cash flows and prospects have changed since that date. We will update these documents to reflect material changes only as required by law. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers are permitted.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will control. You should read this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein and any free writing prospectus prepared by or on behalf of us that relates to this offering together with the additional information described under the headings “Risk Factors” included in this prospectus supplement and the accompanying prospectus and “Available Information” included in this prospectus supplement before you make an investment decision.
NON-GAAP AND OTHER FINANCIAL MEASURES
This prospectus supplement and/or documents incorporated by reference herein may contain supplemental financial measures that are not calculated pursuant to GAAP, including Distributable Earnings.
Distributable Earnings is a non-GAAP financial measure which we define as GAAP net income (loss) attributable to holders of our common stock, or, without duplication, owners of our subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation, (ii) incentive compensation payable to our Manager (as defined below), (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for that applicable reporting period, regardless of whether such items are included in other comprehensive income (loss) or net income (loss), and (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items after discussions with our board of directors and approved by a majority of our independent directors.
Distributable Earnings mirrors how we calculate Core Earnings (as defined in our management agreement between our Manager and us) for purposes of calculating the incentive fee payable to our Manager thereunder.
While Distributable Earnings excludes the impact of any unrealized provisions for credit losses, any loan losses are charged off and realized through Distributable Earnings when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (that is, when the loan is repaid, fully or partially, or in the case of foreclosures, when the underlying asset is sold), or (ii) with respect to any amount due under any loan, when such amount is determined to be non-collectible.
We believe that Distributable Earnings provides meaningful information to consider in addition to our net income (loss) and cash flows from operating activities determined in accordance with GAAP. We believe Distributable Earnings is a useful financial metric for existing and potential future holders of our common

S-i

stock as historically, over time, Distributable Earnings has been a strong indicator of our dividends per share. As a REIT, we generally must distribute annually at least 90% of our taxable income, subject to certain adjustments, and therefore we believe our dividends are one of the principal reasons stockholders may invest in our common stock.
Furthermore, Distributable Earnings help us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current loan portfolio and operations, and is a performance metric we consider when declaring our dividends.
Distributable Earnings does not represent net income (loss) or cash generated from operating activities and should not be considered as an alternative to GAAP net income (loss), or an indication of GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar performance measures, and accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.
In addition, we calculate book value per share of our common stock as (i) our total stockholders’ equity computed in accordance with GAAP less the value of the issued and outstanding shares of our preferred stock at its stated liquidation preference of $25.00 per share, divided by (ii) the weighted average number of shares of our common stock issued and outstanding during the period, basic and diluted.

S-ii

Prospectus Supplement
Base Prospectus

S- iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information included elsewhere in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein. It is not complete, and it is possible that it does not contain all of the information that you may want to consider. To understand the terms of the common stock offered by this prospectus supplement and the accompanying prospectus before making your investment decision, you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
Except as otherwise indicated, the terms:
•
“we,” “us,” “our” and “Lument Finance Trust” refer to Lument Finance Trust, Inc., a Maryland corporation, and its consolidated subsidiaries; and

•
“our Manager” refers to OREC Investment Management, LLC, our external manager.

Our Company
We are a REIT focused on investing in, financing and managing a portfolio of CRE debt investments. We primarily invest in transitional floating rate commercial mortgage loans with an emphasis on middle-market multifamily assets. We may also invest in other CRE-related investments, including mezzanine loans, preferred equity, commercial mortgage-backed securities, fixed rate loans, construction loans and other CRE debt instruments.
We are externally managed by our Manager, doing business as Lument Investment Management, pursuant to the terms of our management agreement. Our Manager is a subsidiary of ORIX Real Estate Capital Holdings, LLC, doing business as Lument. Lument is a subsidiary of ORIX USA, a diversified financial company and a subsidiary of ORIX. ORIX is a publicly traded, Tokyo-based international financial services company.
We elected to be taxed as a REIT commencing with our short taxable year ended December 31, 2012, and comply with the provisions of the Internal Revenue Code, as amended, or the Code, with respect thereto. Accordingly, we are generally not subject to U.S. federal income tax on our REIT taxable income that we currently distribute to our stockholders so long as we maintain our qualification as a REIT. Our continued qualification as a REIT depends on our ability to meet, on a continuing basis, various complex requirements under the Code relating to, among other things, the source of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. Even if we maintain our qualification as a REIT, we may be subject to some U.S. federal, state and local taxes on our income. We operate our business in a manner that permits us to maintain an exclusion or exemption from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act.
We are a Maryland corporation that was formed in March 2012 and commenced operations in May 2012. On December 28, 2020, we changed our name from “Hunt Companies Finance Trust, Inc.” to “Lument Finance Trust, Inc.” and our common stock began trading on the NYSE under the symbol “LFT.” Previously, our common stock traded on the NYSE under the symbol “HCFT.”
The ORIX Transaction
On January 6, 2020, we announced the entry into an external management agreement with our Manager and the concurrent mutual termination of our management agreement with our prior manager, Hunt Investment Management, LLC (the “ORIX Transaction”). The terms of the current management agreement align with the terms of our prior management agreement with our prior manager. Pursuant to the terms of the termination agreement between us and our prior manager, the termination of the prior management agreement did not trigger, and our prior manager was not paid, a termination fee by us.
In connection with the ORIX Transaction, OREC Investment Holdings, LLC, an affiliate of ORIX USA purchased 1,246,719 shares of our common stock in a private placement at a purchase price of $4.61 per share, resulting in an aggregate capital raise of approximately $5.7 million. The purchase price per share represented a 43% premium over the LFT common share price on January 2, 2020, which was the date of the private placement transaction. As a result of this share purchase, an affiliate of ORIX USA owns approximately 5.0% of our outstanding common stock prior to this offering.
Our Investment Strategy
We invest primarily in transitional floating rate CRE mortgage loans with an emphasis on middle-market multifamily assets. We may also invest in other CRE-related investments including mezzanine loans, preferred equity, commercial mortgage-backed securities, fixed rate loans, construction loans and other CRE debt instruments. We finance our current investments in transitional multifamily and other CRE loans primarily through match term non-recourse CRE collateralized loan obligations (“CLOs”). We may utilize warehouse repurchase agreements or other forms of financing in the future. Our primary sources of income are net interest income from our investment portfolio and non-interest income from our mortgage loan-related activities. Net interest income represents the interest income we earn on investments less the expense of funding these investments.
Our investments typically have the following characteristics:
•
Sponsors with experience in particular real estate sectors and geographic markets

•
Located in U.S. markets with multiple demand drivers, such as growth in employment and household formation;

•
Fully funded principal balance greater than $5 million and generally less than $75 million;

•
Loan to Value ratio up to 85% of as-is value and up to 75% of as-stabilized value;

•
Floating rate loans historically tied to one-month U.S. denominated LIBOR, more recently to one-month Term SOFR, and/or in the future, potentially other index replacement; and

•
Three-year terms with two one-year extension options.

We believe that our current investment strategy provides significant opportunities to achieve attractive risk-adjusted returns for our stockholders over time. However, to capitalize on the investment opportunities at different points in the economic and real estate investment cycle, we may modify or expand our investment strategy. We believe that the flexibility of our strategy, which is supported by the significant CRE experience of Lument’s investment team, and the extensive resources of ORIX USA, will allow us to take advantage of changing market conditions to maximize risk-adjusted returns to our stockholders. In 2021, we deployed over $975 million in new CRE mortgage loan investments, and as of year-end, our Manager and its affiliates had identified through its robust originations pipeline new target assets in excess of $900 million.
Our Liquidity and Capital Resources
Our primary sources of liquidity have been met with net proceeds of common or preferred stock issuances, net proceeds from debt offerings and net cash provided by operating activities. We added to our liquidity position in May 2021 by issuing 2,400,000 shares of 7.875% Series A Cumulative Redeemable Preferred Stock resulting in net proceeds (after underwriting discount and commission but before operating expense) of $58.1 million. We finance our commercial mortgage loans primarily with match term CLOs, which are not subject to margin calls or additional collateralization requirements. On June 14, 2021, we closed LFT CRE 2021-FL1 issuing eight tranches of CLO notes totaling $903.8 million. Of the total CLO notes issued, $833.8 million were investment grade notes issued to third-party investors and $70 million were below investment-grade notes retained by us. On August 23, 2021 we drew an additional $7.5 million of borrowings under a $47.8 million secured term loan with the lenders referred to therein and Cortland Capital Service LLC, as administrative agent and collateral agent for the lenders. As of September 30, 2021, our balance sheet included $47.8 million of secured term loan borrowings and $833.8 million in CLO financing, gross of discounts and debt issuance costs. Our secured term loan matures in January 2026 and our collateralized loan financing is term-matched and matures in 2039 or later.
Our Competitive Strengths
We believe the following competitive strengths distinguish us from our competitors and allow us to compete effectively in the market while generating attractive risk-adjusted returns for our stockholders:

Access to Extensive Loan Origination Platform
We have access to an extensive loan origination platform through our affiliation with Lument, which is a premier national mortgage originator and asset manager with $17.0 billion of transaction volume in 2021, of which over $1.7 billion represented bridge loan originations. As of December 31, 2021, Lument also owned a servicing portfolio with an aggregate unpaid principal balance of $50 billion. A subsidiary of Lument is a Fitch-rated primary servicer with a rating of CPS2 and a commercial special servicer with a rating of CLLSS2-. With over 600 employees spanning more than 30+ offices, Lument possess the capabilities to broadly source lending opportunities across the country. As of December 31, 2021, our Manager and its affiliates had identified through Lument’s robust originations pipeline new target assets in excess of $900 million. No assurance can be given that we will acquire any of the loans or other assets in this pipeline.
Lument’s originations teams employ a relationship-focused approach to sourcing lending opportunities and focus on speed and certainty of execution for its borrower clients, thereby strengthening Lument’s reputation as a reliable counterparty and encouraging repeat business. Lument has originated over $70 billion of CRE mortgage transactions in its nearly 50 years of continuous operations (inclusive of predecessor companies). Lument has consistently performed as a top ten non-bank multifamily lender and a top-ranked Federal Housing Administration Multifamily Accelerated Processing (“FHA MAP”) lender. Lument’s combined predecessor companies rank first in U.S. Department of Housing and Urban Development (“HUD”) senior housing and healthcare lending over the past decade, with more than 1,000 closings totaling over $8.6 billion. For 2020, Lument was a top-five Fannie Mae Small Loan Lender and a top-five Freddie Mac SBL lender.
Affiliation with ORIX USA and ORIX Corporation
ORIX USA and its subsidiaries include a team of more than 1,300 employees spanning more than 30 offices across the U.S. and Brazil. ORIX USA and its family of companies have $83.5 billion of assets under management, administration and servicing as of September 30, 2021. We believe that our Manager’s relationship with a strong, global parent provides us with a competitive advantage over our competitors in providing us with the ability to access a breadth of operational resources including operations oversight, controls and investment infrastructure typically associated with a highly institutionalized, scaled firm. We also benefit from access to ORIX USA’s vast institutional relationships with capital providers, banking counterparties and strategic partners.
ORIX USA is a subsidiary of ORIX Corporation (TSE: 8591 and NYSE: IX), an international financial services firm that was ranked No 292 on 2020 Forbes Global 2000: World’s Largest Public Companies. As of September 30, 2021, ORIX Corporation operated globally in 28 countries and regions in more than 2,100 locations. With over $124 billion in assets, $467 billion in assets under management, and a $23 billion market capitalization, ORIX Corporation has a long-term debt credit rating of “A-” by S&P’s, Fitch’s and A3 by Moody’s.
Experienced Senior Management Team
Lument’s investment team is comprised of investment professionals who have substantial experience in sourcing, underwriting, structuring, closing, acquiring, managing and syndicating CRE debt investments. We believe that the strength and depth of this investment team, together with our access to ORIX USA’s infrastructure and our proven ability to execute, will allow us to continue to scale our operations and grow our investment portfolio. Lument’s senior management team possesses an average of 23 years of industry experience with significant capabilities in leading public and private real estate companies, as well as specialty finance companies, across multiple economic cycles.
Robust Underwriting and Structuring Capabilities
In connection with our investments, we employ a combination of bottom-up and top-down analyses while remaining cognizant of overriding macro and micro economic factors that influence underwriting. Our investment process is differentiated from our peers because we also utilize a database of proprietary data derived from Lument’s sizable servicing portfolio to inform our investment decisions. Our established underwriting, structuring and investment management capabilities are supplemented by the Lument investment team’s extensive experience in the CRE industry, providing multiple perspectives on performance of real estate collateral through credit and interest rate cycles. The industry experience of Lument’s investment team serves as a foundation for thorough screening of investment opportunities, disciplined underwriting procedures, and active portfolio management of the loans in our portfolio. Our risk management process entails proactive monitoring of the properties we lend against, regular contact with the owners and sponsors, property visits, and examination of local market economics, demographics and business trends affecting CRE fundamentals. Lument’s investment team has comprehensive experience in active investment management and advising on restructuring investments. Additionally, our Manager has established rigorous risk management procedures which we believe will benefit our stockholders.
Active and Informed Asset Management
Lument’s asset management team regularly monitors the credit and performance of the loans in our portfolio, proactively identifies property and market issues to manage our risks and reports their findings to our Manager through a monthly review process. This monthly process includes a comprehensive review and presentation of loan, property, market and sponsor information, as applicable, for each loan in our portfolio. In the ordinary course of our business, Lument’s asset management team is in regular contact with borrowers and local market experts, monitoring the performance of the properties we lend against to anticipate issues and enforce our rights and remedies when appropriate.
Strong Performance of In-Place Portfolio
We believe that our current portfolio, which is comprised primarily of floating rate, first mortgage investments collateralized by middle-market multifamily properties, provides a meaningful representation of our investment approach. We have demonstrated strong credit and asset management capabilities during the COVID-19 pandemic. As of September 30, 2021, our loan portfolio was 100% performing with no loan impairments, loan defaults or non-accrual loans and no forbearance requests granted. We believe this is a testament to our rigorous investment underwriting process, disciplined credit culture and ability to execute on our stated business strategy. We believe that the strong current cash flow of our in-place portfolio allows us to generate an attractive dividend for our stockholders. We expect our stockholders to benefit over time as we deploy capital and realize expected economies of scale in our business. We also expect to continue to focus our investment efforts on lending opportunities where we are able to identify high credit quality properties backed by strong sponsors and located in markets exhibiting attractive economic and real estate fundamentals.
Emphasis on Middle-Market Multifamily Assets
Leveraging the Lument platform’s national reach and depth of experience, we believe we are well positioned to be at the forefront of the industry as providers of debt capital to the middle-market multifamily sector, a segment of the market where borrowers and sponsors historically have had the greatest need for customized solutions. We also believe the underlying market fundamentals create a strong driver of demand for middle-market loans.
Market Opportunity
We believe the U.S. CRE credit market presents attractive investment opportunities for non-traditional lenders due to the large size of the market and the diversity of borrowers’ needs. Traditional lenders, particularly banks and aggregators of commercial mortgage-backed securities (“CMBS”), have been constrained due to increased regulatory and rating agency scrutiny. However, long term real estate fundamentals have remained strong due to the continuing improvement in the U.S. economy in recent months as well as the low level of construction activity and delivery of new buildings since the 2007 – 2009 global economic crisis. We believe that all of these factors present a compelling opportunity for non-traditional lenders to capitalize on the favorable trends in the CRE debt markets and that we are well positioned to manage a portfolio of debt investments that will generate attractive risk-adjusted returns to our stockholders.

Large Market with Diverse Borrower Needs
The U.S. CRE credit market is large, with total outstanding loan balances of more than $4.0 trillion as of Q3 2021 as reported by the Mortgage Bankers Association. The lending markets are also diverse, as borrower needs vary, and the required financing formats have been traditionally supplied by different lending communities. The table below shows holders of CRE debt by category.

Commercial and Multifamily Mortgage Debt Outstanding By Investor Group, Third Quarter 2021

Others, 11.3%
Banks & Thrifts, 37.8%
CMBS, CDO and other ABS issuers, 14.0%
$4.0 Trillion
Life insurance companies, 15.1%
Agency / GSE portfolios and MBS, 21.9%

Source:   Mortgage Bankers Association, Commercial / Multifamily Mortgage Debt Outstanding Q3 2021
For example, those borrowers seeking long-term, fixed-rate financing for stabilized properties have generally sought financing from life insurance companies, government-sponsored enterprises (“GSE”) (i.e., Fannie Mae and Freddie Mac) and CMBS aggregators. Banks have traditionally supplied most of the shorter-term, floating-rate financing required by borrowers seeking structural flexibility (typically for transitional properties and acquisitions), but the current regulatory and market environment may further constrain their lending capacity. We believe that the borrowers seeking more flexible financing represent a material segment of the CRE debt markets and offer the greatest source of investment opportunities for us.
In addition, the U.S. multifamily investment market is highly liquid, with transaction volume totaling nearly $179 billion year-to-date in 2021 according to CBRE. Investment volume for multifamily is expected to reach nearly $213 billion, a record, in 2021, which is above 2019’s $193 billion. CBRE is forecasting at least a 10% increase to $234 billion in 2022.

Source:   CBRE Research, Real Capital Analytics (historical), Q3 2021
Limited Supply of Financing from Conventional Funding Sources
Despite the strong demand for CRE debt capital, leverage from conventional financing sources remains constrained, creating an opportunity for alternative non-bank lenders to fill the capital gap. The limited supply of CRE debt capital is attributable to a reduction in the number of financial institutions that historically satisfied much of the CRE financing demand, current lending practices that are more conservative than those prior to the economic crisis and a restrictive regulatory environment. Since 2007, more than 2,000 U.S. banks, financial institutions and international lenders, which were among the most active CRE lenders prior to the financial crisis, have left the market, creating a void for transitional floating-rate senior mortgage loans.

Source:   FDIC, Q4 2020

Emphasis on Multifamily Investments Provides an Attractive Investment Opportunity
U.S. multifamily assets represent a significant portion of total CRE sales volume. As of September 30, 2021, according to RCA, total multifamily transaction volumes represented 41% of the year’s transaction volume across multifamily, industrial, office, retail and hospitality transactions.
Multifamily vacancy rates have remained relatively stable over the past eight years, and we expect the multifamily housing sector to provide attractive risk-adjusted returns and low volatility during periods of economic uncertainty.
Our Expertise and Focus on Middle-Market Multifamily Assets Provides for a Compelling Advantage
We expect Class B and C multifamily properties to outperform the luxury Class A segment while maintaining lower risk of default over time. Class B and C multifamily renters typically have fewer housing alternatives resulting in relatively high occupancy, lower turnover and lower rent concessions, which typically leads to more stable effective rents. We believe the lack of new development over the past decade has led to constrained supply for non-luxury rental units while cost pressures of rising land prices and construction costs have led to minimal new construction of Class B and C multifamily product as it has become more difficult to construct moderately priced units. We believe that persistently limited new supply within the segment supports strong operating performance across all stages of the real estate cycle.

Source:   Federal Reserve Bank of St. Louis, November 2021
From a demand perspective, demographic trends have led to increased demand for multifamily rental units. As of December 31, 2020, over 60% of households under the age of 35 were renters according to a U.S. Census and American Community Survey. As rising home prices outpace income growth and the average debt burden of renter households continues to climb, many younger renters continue to rent rather than own, which we believe drives demand for affordably priced Class B and C multifamily units. In addition, many baby boomers (individuals born between 1946 and 1964) are choosing rental options to avoid the physical demands and unexpected financial costs of home maintenance. With a rising cost of living and a lack of sufficient retirement savings, large numbers of this demographic are expected to require more moderately priced apartment units.
We believe that continuing constraints on traditional lenders combined with the substantial demand for acquisition and transition loans and strong overall long-term CRE fundamentals present compelling opportunities for non-traditional lenders, such as Lument, to originate high quality investments and generate attractive risk-adjusted returns. We have confidence that our Manager and its seasoned investment team have the experience, industry relationships and institutional expertise to capitalize on such opportunities for the benefit of our stockholders. We believe that access to Lument’s investment team will position us well to be able to evaluate general industry trends, local market dynamics and specific collateral characteristics to identify attractive investment prospects from the large volume of financing opportunities present in the market.
Recent Developments
We intend to calculate certain preliminary estimates of our financial condition and results of operations as of and for the year ended December 31, 2021 and to disclose such estimates on or around February 2, 2022. These disclosures will include preliminary estimates of our book value per share of common stock, our net income (loss) attributable to holders of our common stock and our distributable earnings, which is a non-GAAP financial measure. The preliminary estimates that we expect to disclose on or around February 2, 2022 are and will be subject to the completion of our financial closing procedures and will not be a comprehensive statement of our financial results as of and for the year ended December 31, 2021. Our actual results may differ materially from these estimates as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that our financial results as of and for the year ended December 31, 2021 are finalized. These preliminary estimates will be prepared by, and will be the responsibility of, management. Our independent registered public accounting firm will not audit, review, compile or perform any procedures with respect to such preliminary estimates, and, accordingly, will not express an opinion or any other form of assurance with respect thereto.
Our Corporate Offices and Personnel
Our corporate headquarters are located at 230 Park Avenue, 20th Floor, New York, New York 10169 and our telephone number is (212) 317-5700. We are externally managed by our Manager pursuant to the management agreement between us and our Manager. We have no employees. Our executive officers, all of whom are provided by our Manager, are employees of Lument. Our internet website address is www.lumentfinancetrust.com. Information on, or accessible through, our website is neither part of nor incorporated into this prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part.
SUMMARY OF THE OFFERING
The Offering
We are issuing to stockholders of record, or record date stockholders, at close of business on January 18, 2022, or the record date, 1.5 transferable rights for each share of our common stock held on the record date. Each holder of the rights, or rights holder, is entitled to subscribe for one share of our common stock for every right held, which we refer to as the primary subscription right. We will not issue fractional shares of our common stock upon the exercise of rights; accordingly, rights can be exercised only in multiples of one.
The rights will be evidenced by subscription certificates that will be mailed to stockholders, except as discussed below under “The Offering — Foreign Stockholders.” We will not issue fractional rights.
Rights can be exercised at any time during the subscription period, which commences on January 19, 2022, the date following the record date, and ends at 5:00 p.m., New York City time, on February 11, 2022, unless extended by us, the expiration date. The rights will expire on the expiration date of the offering and cannot be exercised thereafter.
The rights are transferable and we intend to apply to list the rights on the NYSE under the ticker “LFTRT.” We expect trading of the rights to commence on January 19, 2022 and end on February 11, 2022 (or if the offering is extended, until the trading day immediately prior to the extended expiration date). The shares of common stock to be issued pursuant to this offering will be listed for trading on the NYSE under the symbol “LFT.” See “The Offering.”
For purposes of determining the number of shares a record date stockholder can acquire pursuant to the offering, broker-dealers, trust companies, banks or others whose shares are held of record by Cede &

Co., or Cede, or by any other depository or nominee will be deemed to be the holders of the rights that are issued to Cede or the other depository or nominee on their behalf.
There is no minimum number of rights that must be exercised in order for the offering to close.
Subscription Price
The subscription price per share will equal 92.5% of the volume-weighted average of the sales prices of our shares of common stock on the NYSE for the five consecutive trading days ending on the expiration of the offering; provided the subscription price per share will be no less than $3.06, which equals 70% of the book value per share of our common stock as of September 30, 2021. Because the subscription price will be determined on the expiration date, rights holders who decide to acquire shares pursuant to their primary subscription rights or pursuant to the over-subscription privilege will generally not know the actual purchase price of those shares when they make that decision. See “The Offering — Subscription Price.” Rights holders who exercise their rights will have no right to rescind their subscriptions after receipt of their completed subscription certificates together with payment for shares or a notice of guaranteed delivery by the subscription agent.
Over-Subscription Privilege
Record date stockholders who fully exercise all rights issued to them are entitled to subscribe for additional shares of our common stock that were not subscribed for by other stockholders, which we refer to as the remaining shares, subject to proration and stock ownership limitations set forth in our charter as described below. If sufficient remaining shares of our common stock are available, all record date stockholders’ over-subscription requests will be honored in full. In addition, any non-record date rights holder who exercises rights is entitled to subscribe for remaining shares that are not otherwise subscribed for by record date stockholders.
OREC Investment Holdings, LLC, an affiliate of our Manager, has indicated that it intends to oversubscribe and to make a total investment of up to $40.0 million in shares of our common stock in this offering. As of the date of this prospectus supplement, OREC Investment Holdings, LLC held an aggregate of 1,246,719 shares of our common stock. Any over-subscription by OREC Investment Holdings, LLC will be effected only after the pro rata allocation of shares to (1) record date holders (other than OREC Investment Holdings, LLC) who fully exercise all rights issued to them and (2) any non-record date rights holder who exercises rights. In connection with this offering, our board of directors intends to grant OREC Investment Holdings LLC an exemption to the 9.8% ownership limit in order to permit OREC Investment Holdings LLC to own more than 9.8% of our common stock.
Shares acquired pursuant to the over-subscription privilege are subject to certain limitations and pro rata allocations. See “The Offering — Over-Subscription Privilege.”
Purpose of the Offer
We believe that the offering will result in a net benefit to our stockholders and that it is in our best interest to raise additional capital (i) to increase the liquidity and trading volume of our common stock, (ii) to be in position to fund new investments in accordance with our investment objectives and strategies, (iii) to increase our operating efficiency and lower our general and administrative expenses as a percentage of our stockholders’ equity, and (iv) to increase our market presence and allow us to more effectively serve the needs of our borrowers. In connection with the approval of this rights offering, we considered the following factors:
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the subscription price relative to the market price and the book value per share of our common stock;

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the increased capital to be available upon completion of the rights offering for us to make additional investments consistent with our investment objective;

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the dilution in ownership and voting power to be experienced by non-exercising stockholders;

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the dilutive effect the offering will have on the dividends per share we distribute subsequent to completion of the offering;

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the terms and expenses in connection with the offering relative to other alternatives for raising capital, including fees payable to the dealer managers;

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the size of the offering in relation to the number of shares outstanding;

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the market price of our common stock, both before and after the announcement of the rights offering; and

•
the general condition of the securities markets.

We cannot provide you any assurance of the amount of dilution, if any, that a stockholder will experience, that the current offering will be successful, or that by increasing the amount of our available capital, our aggregate general and administrative expenses, as a percentage of our stockholders’ equity, will be lowered. In addition, the management fee we pay to our Manager is based upon our stockholders’ equity, which would include the proceeds from this offering. Accordingly, we expect the management fee payable to our Manager to increase as a result of this offering.
In determining that this offering is in our best interest and in the best interests of our stockholders, we have retained Wells Fargo Securities, LLC and JMP Securities LLC, the dealer managers for this offering, to provide us with certain marketing and soliciting services relating to this offering, including advice with respect to the structure, timing and terms of the offer. In this regard, we considered current secondary market trading conditions, using a fixed pricing versus variable pricing mechanism, the benefits and drawbacks of conducting a non-transferable versus a transferable rights offering, the effect on us if this offering is not fully subscribed, including the intent of OREC Investment Holdings, LLC to exercise its over-subscription privilege, the experience of the dealer managers in conducting rights offerings, and the inclusion of an over-subscription privilege.
Use of Proceeds
We intend to use the net proceeds from the sale of shares of our common stock underlying the rights to acquire or originate CRE mortgage loans in accordance with our investment strategy and for other general corporate purposes.
Sale of Rights
The rights will be evidenced by a subscription certificate and will be transferable until the trading day immediately preceding the expiration date of the offering (or if the offering is extended, until the trading day immediately prior to the extended expiration date). We intend to apply to list the rights on the NYSE under the symbol “LFTRT.” While the dealer managers will use their reasonable efforts to ensure that an adequate trading market for the rights will exist, we can offer no assurance that a market for the rights will develop. Trading in the rights on the NYSE can be conducted until the close of trading on the NYSE on the trading day immediately prior to the expiration date (or if the offering is extended, until the day immediately prior to the expiration date as so extended). See “The Offering — Sale of Rights.”
Dilutive Effects
Any stockholder who chooses not to participate in the offering should expect to own a smaller interest in us upon completion of the offering. The offering will dilute the ownership interest and voting power of stockholders who do not fully exercise their primary subscription rights. The amount of dilution that a stockholder experiences could be substantial.
The book value of our common stock as of September 30, 2021 (the last date prior to the date of this prospectus supplement we determined book value) was $4.37 per share. After giving effect to the sale of shares of our common stock in this offering, as of September 30, 2021, assuming all rights are exercised at the estimated subscription price of $3.58 per share and our receipt of the estimated net proceeds from that sale, our “as adjusted” book value would have been approximately $238.0 million, or approximately $3.82 per share, representing immediate book value dilution of approximately $0.55 per share to our existing stockholders.

The transferable feature of the rights will afford non-participating stockholders the potential of receiving cash payment upon the sale of their rights, receipt of which could be viewed as partial compensation for the dilution of their interests.
Amendments and Termination
We reserve the right to amend the terms and conditions of this offering, whether the amended terms are more or less favorable to you. We will comply with all applicable laws, including the federal securities laws, in connection with any such amendment. In addition, we have the ability to terminate the dealer manager agreement and terminate the offering with the consent of the dealer managers if, in our judgement (upon consultation with the dealer managers), it is inadvisable to proceed with the offering. The dealer managers have the right to terminate the dealer manager agreement in certain circumstances. If this rights offering is terminated, all rights will expire without value, and the subscription agent will return as soon as practicable all exercise payments, without interest. All monies received by the subscription agent in connection with the offering will be held by the subscription agent, on our behalf, in a segregated interest-bearing account at a negotiated rate. All such interest shall be payable to us even if the offering is terminated and we return your subscription payment. In addition, no amounts paid to acquire the rights on the NYSE or otherwise will be returned.
Offering Expenses
The expenses of the offering are expected to be approximately $800,000. See “Use of Proceeds.”
How to Obtain Subscription Information
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Contact your broker-dealer, trust company, bank or other nominee where your rights are held, or

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Contact the information agent, Alliance Advisors, toll-free at (833) 786-6491.

How to Subscribe
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Deliver a completed subscription certificate and payment to the subscription agent of the estimated subscription price by the expiration date of the rights offering, or

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If your shares are held in an account with your broker-dealer, trust company, bank or other nominee, which qualifies as an Eligible Guarantor Institution under Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, have your Eligible Guarantor Institution deliver a notice of guaranteed delivery to the subscription agent by the expiration date of the rights offering.

Limitation on the Exercise of Rights and the Over-Subscription Privilege
A holder of rights may not exercise the primary subscription right or the over-subscription privilege if such exercise would result in the holder beneficially or constructively owning, applying certain attribution rules under the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock, unless such ownership limitation is waived by us and does not result in the loss of our REIT status.
Our board of directors, in its sole discretion, may exempt a person from the 9.8% ownership limit. The person seeking an exemption must provide to our board of directors such representations and undertakings and satisfy such conditions, in each case as our board of directors may deem reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the IRS or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions.
Our board of directors has granted XL Investments Ltd an exemption from the 9.8% ownership limit. In addition, our board of directors has granted Hunt Companies Equity Holdings, LLC and James C. Hunt an exemption from the 9.8% ownership limit. See “Description of Common Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus. In connection with this offering, our board of directors intends to grant OREC Investment Holdings LLC an exemption to the 9.8% ownership limit in order to permit OREC Investment Holdings LLC to own more than 9.8% of our common stock.
Subscription Agent
Broadridge Corporate Issuer Solutions, Inc. will act as the subscription agent in connection with this offering.
Information Agent
Alliance Advisors will act as the information agent in connection with this offering. If you have questions regarding this offering, you should contact Alliance Advisors toll-free at (833)786-6491 or by email at LFT@allianceadvisors.com.
Dealer Manager Arrangements
Wells Fargo Securities, LLC and JMP Securities LLC will act as dealer managers for the offering. Under the terms and subject to the conditions contained in the dealer manager agreement, the dealer managers will provide certain marketing and soliciting services in connection with the offering and will solicit the acquisition and/or exercise of rights by our stockholders and others and participation in the over-subscription privilege by our stockholders and others. The offering is not contingent upon any number of rights being exercised. We have agreed to pay the dealer managers a fee for certain marketing and soliciting services equal to 3.125% of the subscription price per share for each share issued other than any shares issued to OREC Investment Holdings, LLC, an affiliate of our Manager, Hunt Companies Equity Holdings, LLC and our directors and officers pursuant to the exercise of the primary subscription and/or the over-subscription privilege, and 1.0% of the subscription price per share for each share issued to OREC Investment Holdings, LLC, Hunt Companies Equity Holdings, LLC and our directors and officers. See “The Offering — Distribution Arrangements.” The dealer managers may reallow a portion of its fees to other broker-dealers that have assisted in soliciting the exercise of rights.
Important Dates to Remember
Record Date	January 18, 2022
Subscription Period	from January 19, 2022 to February 11, 2022(1)
Last Day it is Expected that Rights Can be Traded	February 10, 2022(1)
Expiration Date	February 11, 2022(1)
Deadline for Delivery of Subscription Certificates and Payment for Shares	February 11, 2022 at 5:00 p.m., New York City Time(1)
Deadline for Delivery of Notice of Guaranteed Delivery	February 11, 2022 at 5:00 p.m., New York City Time(1)
Deadline for Delivery of Subscription Certificates and Payment for Shares pursuant to Notice of Guaranteed Delivery(2)	February 15, 2022 at 5:00 p.m., New York City Time(1)
Final Payment for Over-subscription Shares	February 22, 2022(1)

(1)
Unless the offering is extended.

(2)
Participating rights holders must, by the expiration date of the offering (unless the offering is extended), either (i) deliver a subscription certificate and payment for shares or (ii) cause to be delivered on their behalf a notice of guaranteed delivery.

RISK FACTORS
An investment in the rights and in our common stock involves risk. Before making an investment decision, you should carefully consider the following risk factors and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus supplement. If any of these risks were to occur, our business, prospects, financial condition, liquidity, and results of operations and our ability to make distributions to our stockholders and achieve our goals could be materially and adversely affected, the value of the common stock could decline significantly and you could lose all or a part of your investment. Some statements in this prospectus supplement and in the documents incorporated by reference, including statements in the risk factors, constitute forward-looking statements. Please refer to the section entitled “Special Note Regarding Forward-Looking Statements.”
Your economic and voting interest in us could be diluted as a result of this rights offering.
Stockholders who do not fully exercise their rights should expect that they will, at the completion of the offer, own a smaller proportional interest in us, including with respect to voting rights, than would otherwise be the case if they fully exercised their rights. We cannot quantify the amount of any such dilution in share ownership because we do not know at this time what proportion of the shares of common stock will be purchased as a result of this offering.
The book value of our common stock as of September 30, 2021 (the last date prior to the date of this prospectus supplement we determined book value) was $4.37 per share. After giving effect to the sale of shares of our common stock in this offering, as of September 30, 2021, assuming all rights are exercised at the estimated subscription price of $3.58 per share and our receipt of the estimated net proceeds from that sale, our “as adjusted” book value would have been approximately $238.0 million, or approximately $3.82 per share, representing immediate book value dilution of approximately $0.55 per share to our existing stockholders.
The rights offering may be terminated prior to delivery of the shares of our common stock offered hereby, and neither we nor the subscription agent will have any obligation to you except to return your subscription payments, without interest.
The dealer managers have the ability to terminate the rights offering in certain circumstances prior to the delivery of the shares of our common stock offered hereby. If the rights offering is terminated, all rights will expire without value and the subscription agent will return as soon as practicable all exercise payments, without interest. No amounts paid to acquire rights on the NYSE or otherwise will be returned.
There can be no assurance that a market for the rights will develop.
There can be no assurance that a market for the rights will develop or, if such a market develops, what the price of the rights will be. Changes in market conditions could result in the shares of common stock purchasable upon exercise of the rights being less attractive to investors at the expiration date. This could reduce or eliminate the value of the rights. Stockholders who receive or acquire rights could find that there is no market to sell rights that they do not wish to exercise.
Sales of substantial amounts of our common stock in the public market could have an adverse effect on the market price of our common stock.
If this offering is fully subscribed, we will have 62,369,708 shares of common stock outstanding. Following this offering, sales of substantial amounts of our common stock, or the availability of such shares for sale, could adversely affect the prevailing market prices for our common stock. If this occurs and continues, it could impair our ability to raise additional capital through the sale of equity securities should we desire to do so.
There are material limitations with making preliminary estimates of our financial results as of and for the year ended December 31, 2021 prior to the completion of our and our auditors’ audit and review procedures for such period.
The preliminary financial estimates that we expect to publish during the subscription period will not be a comprehensive statement of our financial results for the year ended December 31, 2021 and will have not been audited or reviewed by our independent registered public accounting firm. Our consolidated financial statements for the year ended December 31, 2021 will not be available until after this offering is completed and, consequently, will not be available to you prior to investing in this offering. Our actual financial results for the year ended December 31, 2021 could differ materially from the preliminary financial estimates we will provide as a result of the completion of our financial closing procedures and related internal controls over financial reporting, final adjustments, execution of our disclosures and procedures and other developments arising between now and the time that our financial results for the year ended December 31, 2021 are finalized. The preliminary financial data to be published will be prepared by, and will be the responsibility of, management. Our independent registered public accounting firm will not audit, review, compile, examine or perform any procedures with respect to such preliminary estimates, and, accordingly, will not express an opinion or any other form of assurance with respect thereto.
Future issuances or sales of our common stock may depress the market price of our common stock and have a dilutive effect to our existing stockholders, including existing holders of our common stock who subscribe for shares in the rights offering.
We cannot predict whether future issuances of our common stock or the availability of shares for resale in the open market may depress the market price of our common stock. Future issuances or sales of a substantial number of shares of our common stock in the public market, or the perception that such issuances or sales might occur, may cause the market price of our common stock to decline. We may also issue shares of our preferred stock or debt securities that are convertible into shares of our common stock. In addition, future issuances of our common stock may occur at prices less than the subscription price per share in the rights offering or otherwise be dilutive to existing stockholders.
The market price of our common stock could be substantially affected by various factors.
The market price of our common stock, as with other publicly traded equity securities, depends on various market conditions, which may change from time to time, including:
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general market conditions, including of the economic environment and credit and securities markets;

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government action or regulation, including changes in tax law;

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the market’s perception of our future growth potential;

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our financial performance, the credit quality of our loan portfolio and the financial performance of our borrowers;

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our cash flow and cash distributions, including our ability to satisfy the distribution requirements applicable to REITs;

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our debt levels and our capital structure;

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analyst reports about us and the REIT industry in general; and

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the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities, including securities issued by other real estate-based companies.

We may suffer from delays in deploying capital, which could adversely affect our ability to pay distributions to our stockholders and the value of our securities.
We could suffer from delays in deploying capital, particularly if the capital we raise in the offering of our common stock outpaces our Manager’s ability to identify acquisitions and or close on them. Such delays, which may be caused by a number of factors, including competition in the market for the same real estate opportunities, may adversely affect our ability to pay distributions to our stockholders and or the value of their overall returns on investment in our securities.
The cash distributions received by holders of common stock may be less frequent or lower in amount than expected by such holders.
Our board of directors will determine the amount and timing of distributions on our common stock. In making this determination, our board of directors will consider all relevant factors, including the amount of cash resources available for distributions, capital spending plans, cash flow, financial position, applicable requirements of the Maryland General Corporation Law and any applicable contractual restrictions. We cannot assure you that we will be able to consistently generate sufficient available cash flow to fund distributions on our common stock, nor can we assure you that sufficient cash will be available to make distributions on our common stock. While holders of common stock are entitled to receive distributions if, as and when authorized by our board of directors and declared by us out of legally available funds, we cannot predict with certainty the amount of distributions holders of common stock may receive and we may be unable to pay, maintain or increase such distributions over time.
Holders of our securities are subject to inflation risk.
Inflation is the reduction in the purchasing power of money resulting from the increase in the price of goods and services. Inflation risk is the risk that the inflation-adjusted, or “real,” value of an investment in our common stock, or the income from that investment, will be worth less in the future. As inflation occurs, the real value of our common stock and distributions payable on such shares may decline because the rate of distribution will remain the same.
If market interest rates go up, prospective purchasers of shares of our common stock may expect a higher distribution rate on their investment. Higher market interest rates would not, however, result in more funds for us to pay distributions and, to the contrary, would likely increase our borrowing costs and potentially decrease funds available for distributions. Thus, higher market interest rates could cause the market price of our common stock to decline.
The receipt of subscription rights may be treated as a taxable distribution.
We believe the distribution of the subscription rights in the rights offering should be a non-taxable distribution to holders of shares of our common stock under Section 305(a) of the Code. Please see the discussion in the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus supplement. However, this position is not binding on the Internal Revenue Service, or the IRS, or the courts. If the rights offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of subscription rights in the rights offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the subscription rights. Any such distribution would be treated as described under “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Holders  —  Taxation of Taxable U.S. Holders on Distributions” and “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders” in the accompanying prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains certain forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial conditions, liquidity, results of operations, plans and objectives. In addition, our management may from time to time make oral forward-looking statements. You can identify forward-looking statements by use of words such as “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “may,” “will,” “seek,” “would,” “could” or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions.
These forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operation may vary materially from those expressed in our forward-looking statements. Factors that may cause actual results to vary from our forward-looking statements include, but are not limited to:
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the severity and duration of the novel coronavirus (“COVID-19”) pandemic;

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potential risks and uncertainties relating to the ultimate geographic spread of COVID-19;

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the use of proceeds of this offering;

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our business and investment strategy;

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our projected operating results;

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our expected investments;

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the dependence of our future success on the general economy and its effect on the industries in which we invest;

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the use of borrowed money to finance a portion of our investments;

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our ability to obtain financing arrangements;

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our expected leverage;

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general economic and political trends and other external factors;

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our estimated book value per share of common stock;

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the degree to which any hedging strategies may or may not protect us from interest rate volatility;

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the availability of investment opportunities in mortgage-related, real estate-related and other securities;

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the availability of qualified personnel;

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our ability to qualify and maintain our qualification as a REIT;

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general price and volume fluctuations in the stock markets;

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our ability to maintain our exclusion from registration under the Investment Company Act;

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the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and

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the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters.

Market data and industry forecasts and projections used in this prospectus supplement and documents incorporated by reference have been obtained from independent industry sources. Forecasts, projections and other forward-looking information obtained from such sources are subject to similar qualifications and uncertainties as other forward-looking statements in this prospectus supplement and documents incorporated by reference.

These and other risks, uncertainties and factors, including the risk factors described in Part 1, Item 1A —  “Risk Factors” and Part 2, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K, could cause our actual results to differ materially from those projected in any forward-looking statements we make. All subsequent written and oral forward-looking statements that we make, or that are attributable to us, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
We estimate that net proceeds we will receive from this offering will be approximately $129.0 million assuming all of the rights are exercised at the estimated subscription price of $3.58 and after deducting estimated offering expenses of approximately $800,000 payable by us and payments to the dealer managers of 3.125% of the estimated subscription price per share for each share issued pursuant to exercise of the primary subscription and the over-subscription privilege other than to OREC Investment Holdings, LLC, Hunt Companies Equity Holdings, LLC and our directors and officers, assuming, solely for purposes of this calculation, that none of OREC Investment Holdings, LLC, Hunt Companies Equity Holdings, LLC and our directors and officers subscribe for shares of our common stock in the rights offering.
We intend to use the net proceeds from the sale of shares of our common stock underlying the rights to acquire or originate CRE mortgage loans in accordance with our investment strategy and for other general corporate purposes.

THE OFFERING
Purpose of the Offering
We believe that the offering will result in a net benefit to our stockholders and that it is in our best interest to raise additional capital primarily (i) to increase the liquidity and trading volume of our common stock, (ii) to be in position to fund new investments in accordance with our investment objectives and strategies, (iii) to increase our operating efficiency and lower our general and administrative expenses as a percentage of our stockholders’ equity, and (iv) to increase our market presence and allow us to more effectively serve the needs of our borrowers. In connection with the approval of this rights offering, we considered the following factors:
•
the subscription price relative to the market price and the book value per share of our common stock;

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the increased capital to be available upon completion of the rights offering for us to make additional investments consistent with our investment objective;

•
the dilution in ownership and voting power to be experienced by non-exercising stockholders;

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the dilutive effect the offering will have on the dividends per share we distribute subsequent to completion of the offering;

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the terms and expenses in connection with the offering relative to other alternatives for raising capital, including fees payable to the dealer managers;

•
the size of the offering in relation to the number of shares outstanding;

•
the market price of our common stock, both before and after the announcement of the rights offering; and

•
the general condition of the securities markets.

We cannot provide you any assurance of the amount of dilution, if any, that a stockholder will experience, that the current offering will be successful, or that by increasing the size of our available equity capital, our aggregate general and administrative expenses, as a percentage of our stockholders’ equity, will be lowered. In addition, the management fee we pay to our Manager is based upon our stockholders’ equity, which would include proceeds from this offering. Accordingly, we expect the management fee payable to our Manager to increase as a result of the current offering.
In determining that this offering was in our best interest, we have retained Wells Fargo Securities, LLC and JMP Securities LLC, the dealer managers for this offering, to provide us with certain marketing and soliciting services relating to this offering, including advice with respect to the structure, timing and terms of the offer. In this regard, we considered current secondary market trading conditions, using a fixed pricing versus variable pricing mechanism, the benefits and drawbacks of conducting a non-transferable versus a transferable rights offering, the effect on us if this offering is not fully subscribed, including the intent of OREC Investment Holdings, LLC to exercise its over-subscription privilege, the experience of the dealer managers in conducting rights offerings, and the inclusion of an over-subscription privilege. There can be no assurances that the offering will be successful.
Terms of the Offering
We are issuing to record date stockholders transferable rights to subscribe for up to approximately 37,421,825 shares of our common stock. Each record date stockholder is being issued 1.5 transferable rights for each share of our common stock owned on the record date. The rights entitle each holder, or rights holder, to acquire at the subscription price one share for every right held, which we refer to as the primary subscription right. Rights may be exercised at any time during the subscription period, which commences on January 19, 2022, the date following the record date, and ends at 5:00 p.m., New York City time, on February 11, 2022, unless extended by us in our sole discretion, the expiration date. We will not issue fractional shares of our common stock upon the exercise of rights; accordingly, rights can be exercised only in multiples of one.

The rights are transferable and we intend to apply to list the rights on the NYSE under the symbol “LFTRT.” Our common stock is listed on the NYSE under the symbol “LFT.” Rights holders who are not record date stockholders can purchase shares as described above, which we refer to as the primary subscription right, and are entitled to subscribe for shares pursuant to the over-subscription privilege (as described below). Non-record date rights holders who purchase shares pursuant to the primary subscription right or the over-subscription right, together with record date stockholders who purchase shares, are hereinafter referred to as participating rights holders. The rights will be evidenced by subscription certificates which will be mailed to stockholders, except as discussed below under “— Foreign Stockholders.”
Shares for which there is no subscription during the primary subscription will be offered, by means of the over-subscription privilege, first to record date stockholders who fully exercise the rights issued to them pursuant to this offering and who wish to acquire more than the number of shares they are entitled to purchase pursuant to the exercise of their rights. In addition, any non-record date rights holder who exercises rights is entitled to subscribe for remaining shares that are not otherwise subscribed for by record date stockholders. Shares acquired pursuant to the over-subscription privilege are subject to certain limitations and pro rata allocations. See “— Over-Subscription Privilege” below.
For purposes of determining the number of shares a record date stockholder can acquire pursuant to the offer, broker-dealers, trust companies, banks or others whose shares are held of record by Cede or by any other depository or nominee will be deemed to be the holders of the rights that are issued to Cede or the other depository or nominee on their behalf.
There is no minimum number of rights which must be exercised in order for the offering to close.
Over-Subscription Privilege
Shares not subscribed for by rights holders, which we refer to as remaining shares, will be offered, by means of the over-subscription privilege, first to record date stockholders (other than OREC Investment Holdings, LLC) who have fully exercised the rights issued to them and who wish to acquire more than the number of shares they are entitled to purchase pursuant to the primary subscription rights. Rights holders should indicate on the subscription certificate that they submit with respect to the exercise of the rights issued to them how many additional shares they are willing to acquire pursuant to the over-subscription privilege. If there are sufficient remaining shares, all rights holders’ over-subscription requests will be honored in full. If record date stockholders’ (other than OREC Investment Holdings, LLC) requests for shares pursuant to the over-subscription privilege exceed the remaining shares available, the available remaining shares will be allocated pro-rata among rights holders (other than OREC Investment Holdings, LLC) who over-subscribe based on the number of shares held on the record date.
The percentage of remaining shares each over-subscribing stockholder can acquire will be rounded down to result in delivery of whole shares. The allocation process could involve a series of allocations to assure that the total number of remaining shares available for over-subscriptions is distributed on a pro-rata basis. The formula to be used in allocating the remaining shares is as follows:
Stockholder’s Record Date Position		Remaining Shares
Total Record Date Position of All Over-Subscribers (other than OREC Investment Holdings, LLC)	x
However, if this pro-rata allocation results in any holder being allocated a greater number of shares than the holder subscribed for pursuant to the exercise of the over-subscription privilege or a number of shares in excess of the 9.8% ownership limit set forth in our charter, then such holder will be allocated only such number of shares pursuant to the over-subscription privilege as such holder subscribed for or that would not be in excess of the 9.8% ownership limit set forth in our charter.
Any rights holder other than a record date stockholder who exercises rights is entitled to subscribe for remaining shares that are not otherwise over-subscribed for by record date stockholders (other than OREC Investment Holdings, LLC). These non-record date rights holders should indicate, in the subscription certificate submitted with respect to the exercise of any rights, how many shares they are willing to acquire pursuant to the over-subscription privilege. There can be no assurance that non-record date rights holders will receive shares pursuant to the over-subscription privilege.
If sufficient remaining shares are available after the over-subscription privileges for the record date stockholders have been allotted, then all over-subscriptions by non-record date rights holders (other than OREC Investment Holdings, LLC) will be honored in full. If the remaining shares are insufficient to permit such allocation, the remaining shares will be allocated pro-rata among the non-record date rights holders (other than OREC Investment Holdings, LLC) who wish to exercise their over-subscription privilege, based on the number of rights held by such rights holders on the expiration date; provided, however, that if this pro-rata allocation results in any holder being allocated a greater number of shares than the holder subscribed for pursuant to the exercise of the over-subscription privilege or a number of shares in excess of the 9.8% ownership limit set forth in our charter, then such holder will be allocated only such number of shares pursuant to the oversubscription privilege as such holder subscribed for or that would not be in excess of the 9.8% ownership limit set forth in our charter. The formula to be used in allocating the shares available to non-record date rights holders (other than OREC Investment Holdings, LLC) exercising their over-subscription privilege is as follows:

Non-Record Date Rights Holder’s Rights
Ownership as of the Expiration Date
Total Rights Ownership as of the Expiration Date of Non-Record Date Rights Holders Exercising Their Over-Subscription Privilege (other than OREC Investment Holdings, LLC)
x	Shares Available for Non-Record Date Rights Holders Exercising Their Over-Subscription Privilege
Banks, brokers, trustees and other nominee holders of rights will be required to certify to the subscription agent, before any over-subscription privilege can be exercised with respect to any particular beneficial owner, as to the aggregate number of rights exercised pursuant to the primary subscription and the number of shares subscribed for pursuant to the over-subscription privilege by such beneficial owner and that such beneficial owner’s primary subscription was exercised in full. We will not offer or sell in connection with the offer any rights that are not subscribed for pursuant to the primary subscription or the over-subscription privilege.
OREC Investment Holdings, LLC, an affiliate of our Manager, has indicated that it intends to oversubscribe and to make a total investment of up to $40.0 million in shares of our common stock in this offering. As of the date of this prospectus supplement, OREC Investment Holdings, LLC held an aggregate of 1,246,719 shares of our common stock. Any over-subscription by OREC Investment Holdings, LLC will be effected only after the pro rata allocation of shares to (1) record date holders who fully exercise all rights issued to them and (2) any non-record date rights holder who exercises rights. In connection with this offering, our board of directors intends to grant OREC Investment Holdings LLC an exemption to the 9.8% ownership limit in order to permit OREC Investment Holdings LLC to own more than 9.8% of our common stock.
Subscription Price
The subscription price per share will equal 92.5% of the volume-weighted average of the sales prices of our shares of common stock on the NYSE for the five consecutive trading days ending on the expiration of the offering; provided the subscription price per share will be no less than $3.06, which equals 70% of the book value per share of our common stock as of September 30, 2021. See “— Payment for Shares” below. Because the subscription price will be determined on the expiration date, rights holders will generally not know the subscription price at the time of exercise and will be required initially to pay for both the shares subscribed for pursuant to their primary subscription rights and, if eligible, any additional shares subscribed for pursuant to the over-subscription privilege at the estimated subscription price of $3.58 per share. Rights holders who exercise their rights will have no right to rescind their subscriptions after receipt of their completed subscription certificates together with payment for shares or a notice of guaranteed delivery by the subscription agent.

Expiration of the Offer
The offer will expire on the expiration date. The rights will expire on the expiration date of the rights offering and cannot be exercised thereafter.
Our board of directors, or a committee thereof, could determine to extend the subscription period, and thereby postpone the expiration date. For example, our board of directors could elect to extend the subscription period in the event there is substantial instability or volatility in the trading price of our common stock or the rights on the NYSE at or near the expiration date, or if any event occurs which causes trading to cease or be suspended on the NYSE or the financial markets generally. The foregoing are not the only circumstances under which this offering can be extended, and our board of directors, or a committee thereof, is free to extend the subscription period at its discretion.
Any extension of the offer will be followed as promptly as practicable by announcement thereof, and in no event later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date. Without limiting the manner in which we could choose to make such announcement, we will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release or such other means of announcement as we deem appropriate.
Dilutive Effects
Any stockholder who chooses not to participate in the offering should expect to own a smaller interest in us upon completion of the offering. The offering will dilute the ownership interest and voting power of stockholders who do not fully exercise their primary subscription rights. The amount of dilution, if any, that a stockholder experiences could be substantial.
The book value of our common stock as of September 30, 2021 (the last date prior to the date of this prospectus supplement we determined book value) was $4.37 per share. After giving effect to the sale of shares of our common stock in this offering, as of September 30, 2021, assuming all rights are exercised at the estimated subscription price of $3.58 per share and our receipt of the estimated net proceeds from that sale, our “as adjusted” book value would have been approximately $238.0 million, or approximately $3.82 per share, representing immediate book value dilution of approximately $0.55 per share to our existing stockholders.
The transferable feature of the rights will afford non-participating stockholders the potential of receiving cash payment upon the sale of rights, receipt of which could be viewed as partial compensation for the dilution of their interests.
Amendments and Waivers; Termination
We reserve the right to amend the terms and conditions of this offering, whether the amended terms are more or less favorable to you. We will comply with all applicable laws, including the federal securities laws, in connection with any such amendment.
We will decide all questions as to the validity, form and eligibility (including times of receipt, beneficial ownership and compliance with other procedural matters) in our sole discretion, and our determination shall be final and binding. The acceptance of subscription certificates and the subscription price also will be determined by us. Alternative, conditional or contingent subscriptions will not be accepted. We reserve the right to reject any exercise if such exercise is not in accordance with the terms of the offering or not in proper form or if the acceptance thereof or the issuance of shares of our common stock thereto could be deemed unlawful. We, in our sole discretion, have the ability to waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

The dealer managers have the right to terminate the dealer management agreement in certain circumstances. In addition, we have the ability to terminate the dealer manager agreement and terminate the offering with the consent of the dealer managers if, in our judgement (upon consultation with the dealer managers), it is inadvisable to proceed with the offering. If the offering is terminated, all rights will expire without value, and we will promptly arrange for the refund, without interest, of all funds received from holders of rights. All monies received by the subscription agent in connection with the offering will be held by the subscription agent, on our behalf, in a segregated interest-bearing account at a negotiated rate. All such interest shall be payable to us even if the offering is terminated and we return your subscription payment. In addition, no amounts paid to acquire rights on the NYSE or otherwise will be returned.
Information Agent and Subscription Agent
Alliance Advisors will act as the information agent in connection with the offering and Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”) will act as the subscription agent in connection with the offering. The information agent will receive for its services a fee estimated to be approximately $10,000 plus reimbursement of all out-of-pocket expenses related to the offering, and the subscription agent will receive for its services a fee estimated to be approximately $9,500.00 plus reimbursement of all out-of-pocket expenses related to the offering.
Alliance Advisors can be contacted at the below address:
By mail, hand or overnight courier:
          Alliance Advisors
         200 Broadacres Drive
              3rd Floor
      Bloomfield, New Jersey 07003
        (833) 786-6491 (toll free)
     email at LFT@allianceadvisors.com
Broadridge can be contacted at the below address:
By mail: Broadridge Corporate Issuer Solutions, Inc. Attention: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, New York 11717-0693	By hand or overnight courier: Broadridge Corporate Issuer Solutions, Inc. Attention: BCIS IWS 51 Mercedes Way Edgewood, New York 11717
Completed subscription certificates must be sent together with full payment of the estimated subscription price for all shares subscribed for in the primary subscription and pursuant to the over-subscription privilege to the subscription agent by one of the methods described below. We will accept only properly completed and duly executed subscription certificates actually received at any of the addresses listed below, on or prior to the expiration date or by the close of business on the second business day after the expiration date of the rights offering following timely receipt of a notice of guaranteed delivery. See “—Payment for Shares” below. In this prospectus supplement, close of business means 5:00 p.m., New York City time, on the relevant date.

Subscription Certificate Delivery Method	Address/Number
By Notice of Guaranteed Delivery:	Contact an Eligible Guarantor Institution, which may include a commercial bank or trust company, a member firm of a domestic stock exchange or a savings bank or credit union, to notify us of your intent to exercise the rights.
By Hand or Overnight Courier:	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, New York 11717
By Mail:	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, New York 11717-0693
Delivery to an address other than the address listed above will not constitute valid delivery.
Any questions or requests for assistance concerning the method of subscribing for shares or for additional copies of this prospectus supplement or subscription certificates or notices of guaranteed delivery can be directed to the information agent at its telephone number and address listed below:
By mail, hand or overnight courier: Alliance Advisors 200 Broadacres Drive 3rd Floor Bloomfield, New Jersey 07003 (833) 786-6491 (toll free) email at LFT@allianceadvisors.com
Methods for Exercising Rights
Rights are evidenced by subscription certificates that, except as described below under “— Foreign Stockholders,” will be mailed to record date stockholders or, if a record date stockholder’s shares are held by Cede or any other depository or nominee on their behalf, to Cede or such depository or nominee. Rights can be exercised by completing and signing the subscription certificate that accompanies this prospectus supplement and mailing it in the envelope provided, or otherwise delivering the completed and duly executed subscription certificate to the subscription agent, together with payment in full for the shares at the estimated subscription price by the expiration date. Rights can also be exercised by contacting your broker, trustee or other nominee, who can arrange, on your behalf, to guarantee delivery of payment and delivery of a properly completed and duly executed subscription certificate pursuant to a notice of guaranteed delivery by the close of business on the second business day after the expiration date. A fee may be charged for this service. Completed subscription certificates and related payments must be received by the subscription agent on or prior to the expiration date (unless payment is effected by means of a notice of guaranteed delivery as described below under “— Payment for Shares”) at the offices of the subscription agent at the address set forth above. Fractional shares will not be issued upon the exercise of rights.
Exercise of the Over-Subscription Privilege
Record date stockholders who fully exercise all rights issued to them can participate in the over-subscription privilege by indicating on their subscription certificate the number of shares they are willing to acquire. If sufficient remaining shares are available after the primary subscription, all over-subscriptions will be honored in full; otherwise remaining shares will be allocated as described under “— Over-Subscription Privilege” above.
Record Date Stockholders Whose Shares Are Held By a Nominee
Record date stockholders whose shares are held by a nominee, such as a bank, broker-dealer or trustee, must contact that nominee to exercise their rights. In that case, the nominee will complete the subscription certificate on behalf of the record date stockholder and arrange for proper payment by one of the methods set forth under “— Payment for Shares” below.
Nominees
Nominees, such as brokers, trustees or depositories for securities, who hold shares for the account of others, should notify the respective beneficial owners of the shares as soon as possible to ascertain the beneficial owners’ intentions and to obtain instructions with respect to the rights. If the beneficial owner so instructs, the nominee should complete the subscription certificate and submit it to the subscription agent with the proper payment as described under “— Payment for Shares” below.
All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the subscription price will be determined by us, which determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.
We reserve the right to reject any exercise if such exercise is not in accordance with the terms of this rights offering or not in proper form or if the acceptance thereof or the issuance of shares of our common stock thereto could be deemed unlawful. We reserve the right to waive any deficiency or irregularity with respect to any subscription certificate. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.
Limitation on the Exercise of Rights and the Over-Subscription Privilege
A holder of rights may not exercise the primary subscription right or the over-subscription privilege if such exercise would result in the holder beneficially or constructively owning, applying certain attribution rules under the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock, unless such ownership limitation is waived by us and does not result in the loss of our REIT status.
Our board of directors, in its sole discretion, may exempt a person from the 9.8% ownership limit. The person seeking an exemption must provide to our board of directors such representations and undertakings and satisfy such conditions, in each case as our board of directors may deem reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the IRS or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions.
Our board of directors has granted XL Investments Ltd an exemption from the 9.8% ownership limit. In addition, our board of directors has granted Hunt Companies Equity Holdings, LLC and James C. Hunt an exemption from the 9.8% ownership limit. In connection with this offering, our board of directors intends to grant OREC Investment Holdings LLC an exemption to the 9.8% ownership limit in order to permit OREC Investment Holdings LLC to own more than 9.8% of our common stock. See “Description of Common Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.
Foreign Stockholders
Subscription certificates will not be mailed to foreign stockholders. Foreign stockholders will receive written notice of this offering. The subscription agent will hold the rights to which those subscription certificates relate for these stockholders’ accounts until instructions are received to exercise the rights and such stockholders establish to the satisfaction of the subscription agent that they are permitted to exercise their subscription rights under applicable law. In addition, such stockholders must take all other steps that are necessary to exercise their subscription rights on or prior to the date required for participation in the rights offering. If no instructions have been received by the expiration date, the subscription agent will transfer the rights of these stockholders to the dealer managers, who will either purchase the rights or use their commercially reasonable efforts to sell them. The net proceeds, if any, from the sale of those rights will be remitted to these stockholders. If those rights are not purchased or sold prior to the expiration of the rights offering, they will expire.
Payment for Shares
Participating rights holders can choose between the following methods of payment:
(1)
A participating rights holder can send the subscription certificate together with payment for the shares acquired in the primary subscription and any additional shares subscribed for pursuant to the over-subscription privilege to the subscription agent based on an estimated subscription price per share of $3.58, which is estimated on the basis of a formula equal to 92.5% of the volume-weighted average of the sales prices of our shares of common stock on the NYSE for the five consecutive trading days ending on January 6, 2022. To be accepted, the estimated payment, together with a properly completed and executed subscription certificate, must be received by the subscription agent at one of the subscription agent’s offices set forth above, on or prior to the expiration date.

(2)
A participating rights holder can request a Eligible Guarantor Institution as that term is defined in Rule 17Ad-15 under the Exchange Act to send a notice of guaranteed delivery by facsimile or otherwise guaranteeing delivery of (i) payment of the full estimated subscription price for the shares subscribed for in the primary subscription and any additional shares subscribed for pursuant to the over-subscription privilege and (ii) a properly completed and duly executed subscription certificate. The subscription agent will not honor a notice of guaranteed delivery unless a properly completed and duly executed subscription certificate and full payment for the shares is received by the subscription agent on or prior to close of business on the second business day after the expiration date.

Participating rights holders will have no right to rescind their subscription after receipt of their payment for shares or a notice of guaranteed delivery by the subscription agent.
All payments by a participating rights holder must be in U.S. dollars by check or bank draft drawn on a bank or branch located in the United States and payable to Broadridge Corporate Issuer Solutions, Inc., as subscription agent. A participating rights holder could also wire the transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc., as subscription agent, for purposes of accepting subscriptions in this rights offering, with reference to the rights holder’s name. The subscription agent will deposit all funds received by it prior to the final payment date into a segregated account pending pro-ration and distribution of the shares. If the offering is terminated, we will promptly arrange for the refund, without interest, of all funds received from holders of rights.
The method of delivery of subscription certificates and payment of the subscription price to us will be at the election and risk of the participating rights holders, but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment on prior to the expiration date or the date guaranteed payments are due under a notice of guaranteed delivery (as applicable). Because uncertified personal checks can take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or money order.
As soon as practicable following the expiration date, the subscription agent will send to each participating rights holder (or, if rights are held by Cede or any other depository or nominee, to Cede or such other depository or nominee) a statement or certificate showing (i) the number of shares purchased pursuant to the primary subscription; (ii) the number of shares, if any, acquired pursuant to the over-subscription privilege; (iii) the per share and total purchase price for such shares; and (iv) any additional amount payable to us by the participating rights holder or any excess to be refunded by us to the participating rights holder, in each case based on the subscription price as determined on the expiration date. If any participating rights holder, if eligible, exercises his or her right to acquire shares pursuant to the over-subscription privilege, any excess payment which would otherwise be refunded to him or her will be applied by us toward payment for shares acquired pursuant to the exercise of the over-subscription privilege. Any additional payment required from a participating rights holder must be received by the subscription agent within ten business days after the confirmation date. Any excess payment to be refunded by us to a participating rights holder will be mailed by the subscription agent to the rights holder as promptly as practicable. No interest will be paid on any amounts refunded.
Whichever of the two methods described above is used, issuance of the shares purchased is subject to collection of checks and actual payment.    Shares will not be issued to a participating rights holder unless and until payment in full for such Shares is received by us. If a participating rights holder who subscribes for shares pursuant to the primary subscription or over-subscription privilege does not make payment of any amounts due by the expiration date, the date guaranteed payments are due under a notice of guaranteed delivery or within ten business days of the confirmation date, as applicable, the subscription agent reserves the right to take any or all of the following actions: (1) reallocate the shares to other participating rights holders in accordance with the oversubscription privilege; (2) apply any payment actually received by it from the participating rights holder toward the purchase of the greatest whole number of shares which could be acquired by such participating rights holder upon exercise of the primary subscription and/or the over-subscription privilege; and/or (3) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed for shares.
All questions concerning the timeliness, validity, form and eligibility of any exercise of rights (including times of receipt, beneficial ownership and compliance with other procedural matters) will be determined by us in our sole discretion, which determinations will be final and binding. We in our sole discretion have the ability to waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. The subscription agent will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.
Delivery of Stock Certificates and Book-Entry
Stock certificates will not be issued for shares of our common stock offered in the offering. Stockholders who are record owners will have the shares they acquire credited to their account with our transfer agent. Participants in our dividend reinvestment plan will have any shares that they acquire pursuant to the offer credited to their stockholder dividend reinvestment accounts in the plan. Stockholders whose shares are held of record by Cede or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any shares that they acquire credited to the account of Cede or the other depository or nominee.
ERISA Considerations
Stockholders who are employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or ERISA, (including corporate savings and 401(k) plans), Keogh or H.R.10 plans of self-employed individuals and individual retirement accounts should be aware that additional contributions of cash to a retirement plan (other than rollover contributions or trustee-to-trustee transfers from other retirement plans) in order to exercise rights would be treated as contributions to the retirement plan and, when taken together with contributions previously made, may result in, among other things, excise taxes for excess or nondeductible contributions. In the case of retirement plans qualified under Section 401(a) of the Code and certain other retirement plans, additional cash contributions could cause the maximum contribution limitations of Section 415 of the Code or other qualification rules to be violated. It may also be a reportable distribution and there may be other adverse tax and ERISA consequences if rights are sold or transferred by a retirement plan.
Retirement plans and other tax exempt entities, including governmental plans, should also be aware that if they borrow in order to finance their exercise of rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Code. If any portion of an individual retirement account is used as security for a loan, the portion so used is also treated as distributed to the IRA depositor. ERISA contains fiduciary responsibility requirements, and ERISA and the Code contain prohibited transaction rules that may impact the exercise of rights. Due to the complexity of these rules and the penalties for noncompliance, retirement plans should consult with their counsel and other advisers regarding the consequences of their exercise of rights under ERISA and the Code.

Dealer Manager Arrangements
Wells Fargo Securities, LLC and JMP Securities LLC, each a broker-dealer and member of the Financial Industry Regulatory Authority, will act as dealer managers for this offering. Under the terms and subject to the conditions contained in the dealer management agreement, the dealer managers will provide certain financial advisory and marketing services in connection with this offering and will solicit the exercise of rights and participation in the over-subscription privilege by our stockholders and others. This offering is not contingent upon any number of rights being exercised. We have agreed to pay the dealer managers a fee for certain marketing and soliciting services equal to 3.125% of the subscription price per share for each share issued other than any shares issued to OREC Investment Holdings, LLC, an affiliate of our Manager, Hunt Companies Equity Holdings, LLC and our directors and officer pursuant to the exercise of the primary subscription and/or the over-subscription privilege, and 1.0% of the subscription price per share for each share issued to OREC Investment Holdings, LLC, Hunt Companies Equity Holdings, LLC and our directors and officers.
The dealer managers will reallow to other broker-dealers that have executed and delivered a soliciting dealer agreement and have solicited the exercise of rights, solicitation fees up to 1.0% of the subscription price per share for each share issued pursuant to the exercise of rights as a result of their soliciting efforts, subject to a maximum fee based on the number of shares held by each broker-dealer through the Depository Trust Company on the record date. Fees will be paid by us to the broker-dealer designated on the applicable portion of the subscription certificates or, in the absence of such designation, to the dealer managers. We have agreed to reimburse the dealer managers for its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the dealer managers, in an amount up to $100,000 and to reimburse the fees and expenses of the dealer managers in connection with review of this offering by FINRA in an amount up to $10,000. In addition, the dealer managers has agreed to reimburse us for certain of our out-of-pocket expenses in certain circumstances.
We and our Manager have agreed to indemnify the dealer managers for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. The dealer manager agreement also provides that the dealer managers will not be subject to any liability to us in rendering the services contemplated by the dealer manager agreement except for any act of bad faith, willful misfeasance, or gross negligence of the dealer managers or reckless disregard by the dealer managers of its obligations and duties under the dealer manager agreement. We have also agreed not to directly or indirectly sell, offer to sell, enter into any agreement to sell, or otherwise dispose of, any of our equity or equity related securities or securities convertible into such securities, other than the rights, the shares and the common stock issued in connection with the reinvestment of dividends or distributions, for a period of 60 days from the date hereof without the prior consent of the dealer managers.
The principal business address of Wells Fargo Securities, LLC is 550 South Tryon Street, Charlotte, NC 28202.
The principal business address of JMP Securities LLC is 600 Montgomery Street, Suite 1100, San Francisco, California 94111.
Prior to the expiration of the offering, the dealer managers can independently offer for sale shares, including shares acquired through purchasing and exercising the rights, at prices it sets. The dealer managers may realize profits or losses independent of any fees described in this prospectus supplement.
In connection with the offering, the dealer managers may distribute prospectuses by electronic means, such as e-mail.
This offering is being conducted in compliance with Rule 5110 of the Conduct Rules of the Financial Industry Regulatory Authority.
Additional Dealer Manager Compensation; Other Relationships
The dealer managers and/or their affiliates have from time to time performed and likely will, in the future perform various commercial banking, financial advisory and investment banking services for us and our affiliates for which they have received or will receive customary compensation. In particular, the dealer managers or their affiliates execute transactions with us and our affiliates or any of our portfolio companies. In addition, the dealer managers or their affiliates acts as arranger, underwriter or placement agent for companies whose securities are sold to or whose loans are syndicated to the us or our affiliates. The dealer managers and their affiliates may also trade in our securities, securities of our portfolio companies or other financial instruments related thereto for their own accounts or for the account of others and extends loans or financing directly or through derivative transactions to us and our affiliates or any of the portfolio companies.
Dilutive Effects of this Offering
As a result of the terms of this offering, stockholders who do not fully exercise their rights will own, upon completion of this offering, a smaller proportional interest in us than they owned prior to the offer, including with respect to voting rights. To the extent OREC Investment Holdings, LLC exercises its over-subscription privilege and receives an allocation of shares, its ownership interest as a percentage of our outstanding common stock will increase.
The book value of our common stock as of September 30, 2021 (the last date prior to the date of this prospectus supplement we determined book value) was $4.37 per share. After giving effect to the sale of shares of our common stock in this offering, as of September 30, 2021, assuming all rights are exercised at the estimated subscription price of $3.58 per share and our receipt of the estimated net proceeds from that sale, our “as adjusted” book value would have been approximately $238.0 million, or approximately $3.82 per share, representing immediate book value dilution of approximately $0.55 per share to our existing stockholders.
Sale of Rights
Rights are Transferable until the Trading Day Immediately Preceding the Expiration Date
The subscription rights issued in this offering are transferable. If you are a beneficial owner of shares of our common stock that are held of record in the name of a broker, bank or other nominee, you should ask that entity to effect the sale of your rights or the purchase of other rights that may be available. If you are a stockholder of record, whether you hold certificates of our common stock directly or in book-entry form with our transfer agent, you will need to engage a broker to effect the transactions for you.
We intend to apply to list the rights on the NYSE under the symbol “LFTRT.” While the dealer managers will use their commercially reasonable efforts to ensure that an adequate trading market for the rights will exist, no assurance can be given that a market for the rights will develop. Trading in the rights on the NYSE is expected to be conducted beginning on or about January 19, 2022. The rights are transferable and are expected to continue trading until and including February 10, 2022 (or if the offering is extended, until the trading day immediately prior to the extended expiration date). Rights holders are encouraged to contact their broker-dealer, bank, trustee or other nominees for more information about trading of the rights.
Other Transfers
The rights evidenced by a subscription certificate can be transferred in whole by endorsing the subscription certificate for transfer in accordance with the accompanying instructions. A portion of the rights evidenced by a single subscription certificate can be transferred by delivering to the subscription agent a subscription certificate properly endorsed for transfer, with instructions to register such portion of the rights evidenced thereby in the name of the transferee and to issue a new subscription certificate to the transferee evidencing such transferred rights. In such event, a new subscription certificate evidencing the balance of the rights, if any, will be issued to the stockholder or, if the stockholder so instructs, to an additional transferee. The signature on the subscription certificate must correspond to the name as written upon the face of the subscription certificate, without alteration or enlargement, or any change. A signature guarantee must be provided by an Eligible Guarantor Institution, subject to the standards and procedures adopted by us.
Stockholders wishing to transfer all or a portion of their rights should allow at least five business days prior to the expiration date of the offering for (i) the transfer instructions to be received and processed by the subscription agent; (ii) a new subscription certificate to be issued and transmitted to the transferee or transferees with respect to transferred rights, and to the transferor with respect to retained rights, if any; and (iii) the rights evidenced by such new subscription certificate to be exercised or sold by the recipients thereof. Neither we nor the subscription agent nor the dealer managers shall have any liability to a transferee or transferor of rights if subscription certificates are not received in time for exercise prior to the expiration date of the offering or sale prior to the day immediately preceding the expiration date of the offering (or, if the offering is extended, the extended expiration date).
Except for the fees charged by the subscription agent, which will be paid by us, all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred or charged in connection with the purchase, sale or exercise of rights will be for the account of the transferor of the rights, and none of those commissions, fees or expenses will be paid by us, the subscription agent or the dealer managers.
We anticipate that the rights will be eligible for transfer through, and that the exercise of the primary subscription rights and the over-subscription privilege could be effected through, the facilities of the Depository Trust Company.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material U.S. federal income tax considerations of the subscription rights acquired through the rights offering and/or common stock acquired as a result of an exercise of subscription rights. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the U.S. federal income tax laws, such as:
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insurance companies;

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tax-exempt organizations, tax-deferred and tax-advantaged accounts;

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financial institutions or broker-dealers;

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dealers in securities or currencies;

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non-U.S. individuals and non-U.S. corporations (except to the extent discussed in “—  Taxation of Non-U.S. Holders” below);

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U.S. expatriates;

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persons who mark-to-market shares subscription rights or shares of our common stock;

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subchapter S corporations;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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regulated investment companies and REITs, and their investors;

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trusts and estates (except to the extent discussed herein);

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persons holding shares of our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

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persons subject to special rules under Section 451(b) of the Code;

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persons subject to the alternative minimum tax provisions of the Code;

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persons holding shares of subscription rights or our common stock through a partnership or similar pass-through entity; and

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persons holding, in the aggregate, a 10% or more (by vote or value) beneficial interest in shares of our common stock.

This summary assumes that stockholders hold shares of our common stock as capital assets for U.S. federal income tax purposes, which generally means as property held for investment. If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership holding shares of our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of shares of our common stock by the partnership.
The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, or IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury Regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our intention to qualify as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF ACQUIRING, OWNING AND SELLING SUBSCRIPTION RIGHTS AND/OR SHARES OF OUR COMMON STOCK, INCLUDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF OWNING AND SELLING SUBSCRIPTION RIGHTS AND/OR SHARES OF OUR COMMON STOCK IN YOUR PARTICULAR CIRCUMSTANCE AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
As used in this section, the term “U.S. holder” means a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is:
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a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its States or the District of Columbia;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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any trust if  (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

The term “non-U.S. holder” means a beneficial owner of shares of our capital stock that is not a U.S. holder or a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes).
For a discussion of our election to be taxed as a REIT, please see “Material U.S. Federal Income Tax Considerations — Taxation of Our Company” in the accompanying prospectus.
Taxation of U.S. Holders
Receipt of Subscription Rights.
We do not believe a U.S. holder’s receipt of subscription rights pursuant to the rights offering should be treated as a taxable distribution with respect to their existing shares of common stock for U.S. federal income tax purposes. Section 305(a) of the Code states that a holder’s taxable income does not include in-kind stock dividends, including distributions of stock rights; however, the general non-recognition rule in Section 305(a) of the Code is subject to exceptions described in Section 305(b) of the Code, which include “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some holders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other holders in a corporation’s assets or earnings and profits. We do not believe that the receipt of subscription rights pursuant to the rights offering is a disproportionate distribution for these purposes.
Our position regarding the tax-free treatment of the subscription right distribution is not binding on the IRS or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the subscription rights is a “disproportionate distribution” or otherwise, the fair market value of the subscription rights would be taxable to U.S. holders as described under “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Holders — Taxation of Taxable U.S. Holders on Distributions” and “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders” in the accompanying prospectus.
The following discussion is based upon the treatment of the subscription right issuance as a non-taxable distribution with respect to a U.S. holders’ existing shares of common stock for U.S. federal income tax purposes.
Tax Basis in the Subscription Rights
If the fair market value of the subscription rights a U.S. holder receives is less than 15% of the fair market value of the U.S. holder’s existing shares of common stock (with respect to which the subscription rights are distributed) on the date the U.S. holder receives the subscription rights, the subscription rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless the U.S. holder elects to allocate its tax basis in its existing shares of common stock between its existing shares of common stock and the subscription rights in proportion to the relative fair market values of the existing shares of common stock and the subscription rights determined on the date of receipt of the subscription rights. If a U.S. holder chooses to allocate tax basis between its existing shares of common stock and the subscription rights, the U.S. holder must make this election on a statement included with its timely filed tax return (including extensions) for the taxable year in which the U.S. holder receives the subscription rights. Such an election is irrevocable. However, if the fair market value of the subscription rights a U.S. holder receives is 15% or more of the fair market value of their existing shares of common stock on the date the U.S. holder receives the subscription rights, then the U.S. holder must allocate its tax basis in its existing shares of common stock between those shares and the subscription rights the U.S. holder receives in proportion to their fair market values determined on the date the U.S. holder receives the subscription rights. Please refer to the discussion below regarding the U.S. tax treatment of a U.S. holder that, at the time of the receipt of the subscription right, no longer holds the common stock with respect to which the subscription right was distributed.
Exercise of Subscription Rights
Generally, a U.S. holder will not recognize gain or loss upon the exercise of a subscription right in the rights offering. A U.S. holder’s adjusted tax basis in the common stock acquired upon exercise of a subscription right will equal the sum of the subscription price and its basis, if any, in the subscription right. The holding period of the common stock acquired upon exercise of a subscription right will begin on the date of exercise.
If, at the time of the receipt or exercise of the subscription right, the U.S. holder no longer holds the common stock with respect to which the subscription right was distributed, then certain aspects of the tax treatment of the receipt and exercise of the subscription right are unclear, including (i) the allocation of the tax basis between the shares of our common stock previously sold and the subscription right, (ii) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of common stock previously sold, and (iii) the impact of such allocation on the tax basis of the shares of our common stock acquired upon exercise of the subscription right. If a U.S. holder exercises a subscription right received in the rights offering after disposing of shares of our common stock with respect to which the subscription right is received, the U.S. holder should consult its tax advisor.
Expiration of Subscription Rights
If a U.S. holder allows subscription rights received in the rights offering to expire, the U.S. holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. holder should re-allocate any portion of the tax basis in its existing common stock previously allocated to the subscription rights that have expired to the existing common stock.
Sale or Other Disposition of Subscription Rights
Upon a sale or other disposition (other than exercise) of a subscription right, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the holder’s tax basis in the subscription right (determined under the rules discussed above).
Ownership of our Common Stock
For a discussion of the of the material U.S. federal income tax considerations to a U.S. holder related to owning our common stock, please see “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Holders” in the accompanying prospectus.
Taxation of Non-U.S. Holders
The material U.S. federal income tax considerations related to the receipt, exercise, and expiration of the subscription rights to a non-U.S. holder are generally the same as for a U.S. holder (under “Taxation of Holders of Rights — Taxation of U.S. Holders”), except that a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized upon the sale or otherwise disposition of a subscription right, provided (i) such gain is not effectively connected with the conduct by a non-U.S. holder of a trade or business within the United States, (ii) the non-U.S. holder is not an individual present in the United States for 183 days or more during the taxable year and certain other conditions apply, and (iii) we are not a “United States real property holding corporation.” If any of the exceptions listed above apply to a non-U.S. holder, the non-U.S. holder’s treatment should generally be the same as described with respect to our common stock described under “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders” in the accompanying prospectus. Accordingly, subject to the exceptions listed above, we believe that the distribution of subscription rights to a non-U.S. holder, and the exercise, expiration, or sale or other taxable disposition of such subscription rights, should not be subject to U.S. withholding tax, although it possible that a withholding agent could adopt a contrary position.
For a discussion of the of the material U.S. federal income tax considerations to a non-U.S. holder related to owning our common stock, please see “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders” in the accompanying prospectus.

LEGAL MATTERS
Certain legal matters regarding the securities offered by this prospectus supplement will be passed upon for us by Mayer Brown LLP, New York, New York and, with respect to matters of Maryland law, by Miles & Stockbridge P.C., Baltimore, Maryland. Certain legal matters in connection with the securities offered hereby will be passed upon for the dealer managers by Proskauer Rose LLP, Washington, D.C.
EXPERTS
The consolidated financial statements of Lument Finance Trust, Inc. as of December 31, 2020 and 2019, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
INCORPORATION BY REFERENCE
This prospectus supplement is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.
We incorporate by reference the documents listed below and any future filings (including those made after the date of the filing of this prospectus supplement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement until all of the securities offered by this prospectus supplement and the accompanying prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed, is not incorporated by reference (unless specifically set forth in such filing):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 15, 2021;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the SEC on November 9, 2021;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the SEC on August 9, 2021;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 11, 2021;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 4, 2021 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended December 31, 2020); and

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our Current Reports on Form 8-K (other than information furnished rather than filed in accordance with SEC rules) filed with the SEC on March 15, 2021, April 21, 2021, May 4, 2021, May 10, 2021, June 17, 2021, August 9, 2021, September 14, 2021 and November 9, 2021.

To obtain copies of these filings, see “Available Information.”

AVAILABLE INFORMATION
We have filed with the SEC a registration statement on Form S-3, together with all amendments and related exhibits, under the Securities Act, with respect to the common stock offered by this prospectus supplement and the accompanying prospectus. The registration statement contains additional information about us and our common stock being offered by this prospectus supplement and the accompanying prospectus.
We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website that provides access, free of charge, to reports, proxy and information statements and other information we file with the SEC at www.sec.gov. We maintain a website at www.lumentfinancetrust.com and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. Information contained on our website is not incorporated into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement. You can also obtain such information by calling us at (212) 317-5700 or by contacting us at 230 Park Avenue, 20th Floor, New York, NY 10169, Attention: Investor Relations.

PROSPECTUS
$300,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
We may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
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shares of our common stock;

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shares of our preferred stock;

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debt securities;

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warrants;

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rights; and

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units consisting of two or more of the foregoing.

We refer to the common stock, preferred stock, debt securities, warrants, rights and units collectively as the “securities” in this prospectus. The securities will have a maximum aggregate offering price of $300,000,000.
We have elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2012. To assist us in qualifying as a REIT, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our capital stock. See “Description of Common Stock — Restrictions on Ownership and Transfer of our Capital Stock” in this prospectus.
Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “LFT.” On July 22, 2021, the last reported sale price of our common stock on the NYSE was $4.08 per share. Our 7.875% Series A Cumulative Redeemable Preferred Stock, or Series A Preferred Stock, is listed and traded on the NYSE under the symbol “LFTPrA.”
You should carefully read this prospectus and the accompanying prospectus supplement, as well as any documents incorporated by reference herein or therein, before you invest in our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
Investing in our securities involves material risks and uncertainties that should be considered. See “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q (which documents are incorporated by reference herein), as well as other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC” below.
Neither the Securities and Exchange Commission (the “SEC”) nor any securities commission of any state or other jurisdiction has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated August 6, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission, or the SEC. Under this shelf registration statement, we may offer and sell any combination of our common stock, preferred stock, debt securities and warrants in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this shelf registration statement, we will provide a prospectus supplement which will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. Before you buy any of our securities, it is important for you to consider the information contained or incorporated by reference in this prospectus and any prospectus supplement together with additional information described under the headings “Incorporation By Reference of Information Filed with the SEC” and “Where You Can Find More Information.”
The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and any free writing prospectus prepared by us and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
In this prospectus, except where the context suggests otherwise, the terms “company,” “we,” “us,” and “our” refer to Lument Finance Trust, Inc., a Maryland corporation, and “our Manager” refers to OREC Investment Management, LLC, our external manager.

FORWARD-LOOKING STATEMENTS
This prospectus contains certain forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial conditions, liquidity, results of operations, plans and objectives. In addition, our management may from time to time make oral forward-looking statements. You can identify forward-looking statements by use of words such as “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “may,” “will,” “seek,” “would,” “could” or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions.
These forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operation may vary materially from those expressed in our forward-looking statements. Factors that may cause actual results to vary from our forward-looking statements include, but are not limited to:
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the severity and duration of the novel coronavirus (“COVID-19”) pandemic;

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potential risks and uncertainties relating to the ultimate geographic spread of COVID-19;

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the use of proceeds of any offering pursuant to this prospectus and any accompanying prospectus supplement;

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our business and investment strategy;

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our projected operating results;

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our ability to obtain financing arrangements;

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our expected leverage;

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general volatility of the securities markets in which we invest and the market price of our capital stock;

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our expected investments;

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our estimated book value per common share;

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the degree to which any hedging strategies may or may not protect us from interest rate volatility;

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impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

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our ability to maintain our qualification as a REIT;

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our ability to maintain our exclusion from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act;

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availability of investment opportunities in mortgage-related, real estate-related and other securities;

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availability of qualified personnel;

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estimates relating to our ability to make distributions to holders of our capital stock in the future;

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our understanding of our competition; and

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market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy.

These and other risks, uncertainties and factors, including the risk factors described in Part 1, Item 1A —  “Risk Factors” and Part 2, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K, could cause our actual results to differ materially from those projected in any forward-looking statements we make. All subsequent written and oral forward-looking statements that we make, or that are attributable to us, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY
General
We are a REIT focused on investing in, financing and managing a portfolio of CRE debt investments. We primarily invest in transitional floating rate commercial mortgage loans with an emphasis on middle-market multifamily assets. We may also invest in other CRE-related investments including mezzanine loans, preferred equity, commercial mortgage-backed securities, fixed rate loans, construction loans and other CRE debt instruments.
We are externally managed by our manager, OREC Investment Management, LLC, doing business as Lument Investment Management (“Manager” or “Lument IM”), pursuant to the terms of our management agreement. Our Manager is a subsidiary of ORIX Real Estate Capital Holdings, LLC doing business as Lument, or Lument. Lument is a subsidiary of ORIX Corporation USA, a diversified financial company and a subsidiary of ORIX Corporation, or ORIX. ORIX is a publicly traded, Tokyo-based international financial services company.
We elected to be taxed as a REIT commencing with our short taxable year ended December 31, 2012, and comply with the provisions of the Internal Revenue Code with respect thereto. Accordingly, we are generally not subject to U.S. federal income tax on our REIT taxable income that we currently distribute to our stockholders so long as we maintain our qualification as a REIT. Our continued qualification as a REIT depends on our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code relating to, among other things, the source of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. Even if we maintain our qualification as a REIT, we may be subject to some U.S. federal, state and local taxes on our income. We operate our business in a manner that permits us to maintain an exclusion or exemption from registration under the Investment Company Act.
Our corporate headquarters are located at 230 Park Avenue, 20th Floor, New York, NY 10169 and our telephone number is (212) 317-5700. We are externally managed by our Manager pursuant to the management agreement between us and our Manager. We have no employees. Our executive officers, all of whom were provided by our Manager, are employees of Lument. Our internet website address is www.lumentfinancetrust.com. Information on, or accessible through, our website is neither part of nor incorporated into this prospectus or the registration statement of which this prospectus is a part.

RISK FACTORS
Investing in our securities involves substantial risks, including the risk that you might lose your entire investment. Before making an investment decision, you should carefully read and consider all of the information contained or incorporated by reference into this prospectus, including the risk factors and other information set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by those risk factors included in our subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC under the Exchange Act (which information is incorporated by reference in this prospectus). For a description of the reports and documents incorporated by reference into this prospectus, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC” below. Any one of the risks discussed could cause actual results to differ materially from expectations and could materially and adversely affect our business, financial condition, tax status, and results of operations. Additional risks and uncertainties not currently known to us or not identified may also materially and adversely affect our business, financial condition, tax status, and results of operations.

USE OF PROCEEDS
Except as may be set forth in a particular prospectus supplement, we will add the net proceeds from sales of securities to our general corporate funds, which we may use for new investments in our target assets in accordance with our investment strategy in place at such time or for other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

DESCRIPTION OF THE SECURITIES WE MAY OFFER
This prospectus contains a summary description of the common stock, preferred stock, debt securities, warrants, rights and units that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may update, change or add to the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF COMMON STOCK
The following summary description of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our charter provides that we may issue up to 450,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, $0.01 par value per share.
As of July 22, 2021, 24,943,383 shares of our common stock were issued and outstanding on a fully diluted basis.
Voting Rights
Subject to the provisions of our charter restricting the transfer and ownership of shares of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of our stock, the holders of our common stock possess exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a plurality of the outstanding shares of common stock, voting as a single class, may elect all of the directors then standing for election.
In accordance with the Maryland General Corporation Law (the “MGCL”), a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that such matters may be approved by the affirmative vote of stockholders holding a majority of the shares entitled to vote on the matter, except for amendments to our charter relating to restrictions on transfer and ownership of shares, removal of directors or the voting requirement relating to these actions which require the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. This may discourage others from entering into such transactions with us and increase the difficulty of consummating any such transaction.
The MGCL permits the merger of a 90% or more owned subsidiary with or into its parent without stockholder approval provided (1) the charter of the successor is not amended other than in certain minor respects (such as the name of the successor) and (2) the contract rights of any stock of the successor issued in the merger in exchange for stock of the other corporation are identical to the contract rights of the stock for which it is exchanged. Also, because Maryland law may not require the stockholders of a parent corporation to approve a merger or sale of all or substantially all the assets of a subsidiary entity, our subsidiaries may be able to merge or sell all or substantially all their assets without a vote of our stockholders.
Dividends, Liquidation and Other Rights
All our outstanding shares of common stock are duly authorized, fully paid and non-assessable. Holders of our shares of common stock are entitled to receive dividends or other distributions if and when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends or other distributions. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock, including the Series A Preferred Stock, and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.
Holders of our shares of common stock generally have no appraisal, preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of capital stock contained in our charter, all shares of common stock have equal dividend, liquidation and other rights.
Power to Issue Additional Shares of Capital Stock
Our charter also authorizes our board of directors to amend or supplement our charter to increase or decrease the aggregate number of shares of capital stock of any class or series that we have the authority to issue, to classify and reclassify any unissued shares of our common stock into any other classes or series of classes of our stock, to establish the number of shares in each class or series and to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. We believe that the power of our board of directors to take these actions provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock that our common stockholders or otherwise believe to be in their best interest.
Restrictions on Ownership and Transfer of our Capital Stock
In order to maintain our qualification as a REIT under the Internal Revenue Code for each taxable year beginning after December 31, 2012, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for our taxable years beginning after December 31, 2012, during the second half of each taxable year no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities).
Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our charter prohibits, with certain exceptions described below, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of Series A Preferred Stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Pursuant to our charter, our board of directors has the power to increase or decrease the percentage of common or capital stock that a person may beneficially or constructively own. However, any decreased stock ownership limit will not apply to any person whose percentage ownership of our common or capital stock, as the case may be, is in excess of such decreased stock ownership limit until that person’s percentage ownership of our common or capital stock, as the case may be, equals or falls below the decreased stock ownership limit. Until such a person’s percentage ownership of our common or capital stock, as the case may be, falls below such decreased stock ownership limit, any further acquisition of common stock will be in violation of the decreased stock ownership limit.
Our charter also prohibits any person from beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to maintain our REIT qualification and from transferring shares of our capital stock if the transfer would result in our capital stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our capital stock that are transferred to the trust (as described below), is required to give written notice immediately to us and provide us (or, in the case of such a proposal or attempted transaction, give at least 15 days prior written notice) with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Our board of directors, in its sole discretion, may exempt a person from the 9.8% ownership limit. The person seeking an exemption must provide to our board of directors such representations and undertakings and satisfy such conditions, in each case as our board of directors may deem reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the U.S. Internal Revenue Service, or the IRS, or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions. Our board of directors has granted XL Investments an exemption from the 9.8% ownership limit. As of June 30, 2021 XL Investments, together with XL Global, Inc. own an aggregate of 13.4% of our common stock. As of June 30, 2021, Hunt Companies Equity Holdings, LLC and James C. Hunt collectively own 9.9% of our common stock.
Any purported transfer of our capital stock which, if effective, would result in a violation of the foregoing restrictions (other than a transfer that would result in our capital stock being owned by fewer than 100 persons, which shall be void ab initio) will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership contained in our charter, our charter provides that the purported transfer will be void ab initio. Shares of our capital stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our capital stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of capital stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of capital stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid concurrently to the charitable beneficiary. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.
Every owner of 5% or more (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder by the U.S. Treasury Department) of the outstanding shares of capital stock, including shares of our common stock and Series A Preferred Stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our capital stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner and beneficial or constructive owners shall, upon demand, be required to provide to us such information as we may request, in good faith, to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our equity securities or might otherwise be in the best interests of our stockholders.
For a discussion of other provisions in our charter that may have the effect of delaying, deferring or preventing a change of control, see “Certain Provisions of Maryland Law and of our Charter and Bylaws.”
Listing
Our common stock is listed on the NYSE under the symbol “LFT.”
Transfer Agent and Registrar
The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company LLC, or AST.

DESCRIPTION OF PREFERRED STOCK
The following summary description of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our charter provides that we may issue up to 450,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, $0.01 par value per share.
Our charter provides that our board of directors has the authority, without action by the stockholders, to designate and issue shares of preferred stock, in one or more classes or series and to fix the rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. As of July 22, 2021, 2,400,000 shares of Series A Preferred Stock were issued and outstanding on a fully diluted basis. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that the holders of preferred stock will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control.
Terms
When we issue preferred stock, it will be fully paid and non-assessable. The preferred stock will not have any preemptive rights.
Articles supplementary that will become part of our charter will reflect the specific terms of any new series of preferred stock offered. A prospectus supplement will describe these specific terms, including:
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the title and stated value;

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the number of shares, liquidation preference and offering price;

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the dividend rate, dividend periods and payment dates;

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the date on which dividends begin to accrue or accumulate;

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any auction and remarketing procedures;

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any retirement or sinking fund requirement;

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the price and the terms and conditions of any redemption right;

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any listing on any securities exchange;

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the price and the terms and conditions of any conversion or exchange right;

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any voting rights;

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the relative ranking and preferences as to dividends, liquidation, dissolution or winding up;

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any limitations on issuing any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividends, liquidation, dissolution or winding up;

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any limitations on direct or beneficial ownership and restrictions on transfer;

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any other specific terms, preferences, rights, limitations or restrictions; and

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a discussion of certain material U.S. federal income tax considerations applicable to the preferred stock.

Series A Preferred Stock
The Series A Preferred Stock ranks senior to our common stock with respect to distribution rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of our company. In addition to other preferential rights, each holder of Series A Preferred Stock is entitled to receive a liquidation preference, which is equal to $25.00 per share of Series A Preferred Stock plus any accrued and unpaid dividends thereon, before the holders of our common stock receive any distributions in the event of any voluntary or involuntary liquidation, dissolution or winding up of our company. Furthermore, we are generally restricted from declaring or paying any distributions, or setting aside any funds for the payment of distributions, on our common stock or, subject to certain exceptions, redeeming or otherwise acquiring shares of our common stock unless full cumulative dividends on the Series A Preferred Stock have been declared and either paid or set aside for payment in full for all past periods. The Series A Preferred Stock is listed on the NYSE under the symbol “LFTPrA.” The transfer agent and registrar for the Series A Preferred Stock is AST.
Restrictions on Ownership and Transfer; Change of Control Provisions
As discussed above under “Description of Common Stock — Restrictions on Ownership and Transfer of our Capital Stock,” our charter contains restrictions on ownership and transfers of our capital stock. In addition, the articles supplementary designating the terms of each series of preferred stock may also contain additional provisions restricting the ownership and transfer of the preferred stock. The prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.
For a discussion of other provisions in our charter that may have the effect of delaying, deferring or preventing a change of control, see “Certain Provisions of Maryland Law and of our Charter and Bylaws.”
Transfer Agent
The prospectus supplement will identify the transfer agent and registrar for the preferred stock.

DESCRIPTION OF DEBT SECURITIES
The following description summarizes the general terms that will apply to any debt securities that may be offered pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. Any prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities. Additionally, please refer to the senior indenture we will enter into with the trustee named in the senior indenture, relating to issuance of the senior debt securities, or “senior indenture,” and the subordinated indenture we will enter into with the trustee named in the subordinated indenture, relating to issuance of the subordinated debt securities, or “subordinated indenture.” A form of the senior indenture and the subordinated indenture are filed as exhibits to the registration statement, which includes this prospectus.
As used in this prospectus, the term “indentures” refers to both the senior indenture and the subordinated indenture. The indentures have or will be qualified under and governed by the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act”. As used in this prospectus, the term “trustee” refers to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following are summaries of material provisions included or anticipated to be included, as applicable, in the senior indenture and the subordinated indenture or in supplements thereto. As summaries, they do not purport to be complete or restate the indentures in their entirety and are subject to, and qualified in their entirety by reference to, all provisions of the indentures and the debt securities. We urge you to read the indentures, including any related supplemental indentures, applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are substantially identical.
The forms of indenture have been filed as exhibits to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part.
As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness offered pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the relevant indenture.
General
We may offer the debt securities from time to time in as many distinct series as we may determine. The indentures do not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price, the issue date, the issue price, the date from which interest will accrue and, if applicable, the date on which interest will first be paid) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.
The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “— Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.
Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange. The applicable prospectus supplement will include a discussion of material U.S. federal income tax considerations applicable to the debt securities.
U.S. federal income tax consequences applicable to any debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.
The senior debt securities will be unsecured and will be senior in priority of payment to certain of our other subordinated indebtedness to the extent described in an applicable prospectus supplement. The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in an applicable prospectus supplement. Neither the senior indenture nor the subordinated indenture limits the amount of senior or subordinated debt securities, respectively, which we may issue, nor does either indenture limit us from issuing any other secured or unsecured debt.
Provisions of Indentures
The indentures provide that debt securities may be issued thereunder from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:
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the title of the series;

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the maximum aggregate principal amount, if any, established for debt securities of the series;

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the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

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the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

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the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

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the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

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the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

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our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

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if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

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if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

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if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

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if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

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if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the relevant indenture;

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if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

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if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the relevant indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the relevant indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the relevant indenture;

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if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

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any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

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any addition to, deletion from or change in the covenants applicable to debt securities of the series;

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if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

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whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us;

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if a trustee other than the trustee named in the relevant indenture is to act as trustee for the securities of a series, the name and corporate trust office of such trustee; and

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any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the relevant indenture, except as permitted thereunder).

Interest
In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest.
Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.
As used in the indentures, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.
Unless otherwise indicated in the applicable prospectus supplement:
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For fixed rate debt securities, if the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

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For floating rate debt securities, if any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or the redemption date, if any) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day; if the maturity date or the redemption date, if any, is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the maturity date or the redemption date, if any, to the date of that payment. Interest on the floating rate debt securities will be computed on the basis of the actual number of days elapsed during the relevant interest period and a 360-day year.

Optional Redemption
If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate, including by lot or pro rata. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.
Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 15 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; that on the date of redemption, the redemption price will become due and payable upon each debt security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after the redemption date; the place or places where such debt securities are to be surrendered for payment of the redemption price; for any debt securities that by their terms may be converted, the terms of conversion, the date on which the right to convert will terminate and the place or places where such debt securities may be surrendered for conversion; that the redemption is for a sinking fund, if such is the case; and the CUSIP, ISN or any similar number of the debt securities to be redeemed.
By no later than 10:00 a.m. (New York City time) on the business day prior to any redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.
Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.
Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “— Book-Entry; Delivery and Form; Global Securities.”
A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we are not required to (i) issue, register the transfer of or exchange any debt security selected for redemption (or of such series and specific tenor, as the case may be) for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed or (ii) register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.
The registered holder of a debt security will be treated as the owner of it for all purposes.
Subject to any applicable abandoned property law, all amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.
Covenants
The indentures set forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indentures, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:
•
limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;

•
limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•
restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets
The indentures provides that we may not be a party to a Substantially All Merger or participate in a Substantially All Sale, unless:
•
we are the surviving person, or the person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the “Successor Person”) is organized under the laws of the Permitted Jurisdictions and has assumed by supplemental indenture all of our obligations under the indentures;

•
immediately after giving effect to such transaction, no default or event of default under the indentures has occurred and is continuing; and

•
we deliver to the trustee an officers’ certificate or an opinion of counsel, each stating that such transaction and any supplemental indenture relating thereto comply with the indentures and that all conditions precedent provided for in the indentures relating to such transaction have been complied with and that such supplemental indenture is valid, legal and binding against the successor entity.

Upon the consummation of such transaction, the Successor Person will be substituted for us in the indentures, with the same effect as if it had been an original party to the indentures. As a result, the Successor Person may exercise our rights and powers under the indentures, and we will be released from all of our liabilities and obligations under the indentures and under the debt securities.
Any substitution of the Successor Person for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.
For purposes of this covenant:
•
a “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity including government or political subdivision or an agency or instrumentality thereof;

•
a “Substantially All Merger” means our merger or consolidation with or into another person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person;

•
a “Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other person, in one or a series of related transactions, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person; and

•
“Permitted Jurisdictions” means the laws of the United States of America or any state thereof.

No Gross Up
Unless otherwise provided in an applicable supplemental indenture, we and the trustee will be entitled to make any withholding or deduction for, or on account of, any other present or future taxes, duties, assessments or governmental charges, and we shall not be obligated to pay any additional amounts with respect to our debt securities as a result of any such withholding or deduction.
Events of Default
Each of the following events are defined in the indentures as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)
default in the payment of any installment of interest on any debt securities of that series, and such default continues for a period of 30 days after the payment becomes due and payable;

(2)
default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable, regardless of whether the payment became due and payable at its stated maturity, upon redemption, upon declaration of acceleration or otherwise;

(3)
default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;

(4)
default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series;

(5)
we pursuant to or within the meaning of the Bankruptcy Law (as defined below):

•
commence a voluntary case or proceeding;

•
consent to the entry of an order for relief against us in an involuntary case or proceeding;

•
consent to the appointment of a Custodian of us or for all or substantially all of our property;

•
make a general assignment for the benefit of our creditors;

•
file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•
consent to the filing of such petition or the appointment of or taking possession by a Custodian; or

•
take any comparable action under any foreign laws relating to insolvency;

(6)
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•
is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•
appoints a Custodian of us or for all or substantially all of our property; or

•
orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

and the order or decree remains unstayed and in effect for 90 days; or
(7)
any other event of default provided with respect to debt securities of that series occurs.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.
“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.
If an event of default with respect to debt securities of any series (other than an event of default specified in clause (5) or (6) above with respect to us) occurs and is continuing, the trustee by notice to us, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us and the trustee, may declare the principal and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately; provided, however, that the payment of principal, premium, if any, and accrued interest, if any, on debt securities issued under the subordinated indenture shall remain subordinated to the extent provided in the subordinated indenture. If an event of default specified in clause (5) or (6) above with respect to us occurs and is continuing, the principal and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the nonpayment of the principal which have become due solely by such acceleration, have been cured or waived, as provided in the relevant indenture.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the same indenture.
We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the performance and observance of any of the terms, provisions and conditions under the indentures or, if there has been a default, specifying each such default and the nature and status thereof which such officers may have knowledge.
No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indentures, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official), or for any other remedy unless:
(1)
an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default, specifying an event of default with respect to the debt securities of that series;

(2)
the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of such event of default;

(3)
the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4)
the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5)
no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, and to waive certain defaults. The indentures provide that if an event of default occurs and is continuing, after it receives actual notice, the trustee will exercise such of its rights and powers under the indentures, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Modification and Waivers
Modification and amendments of the indentures and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:
•
change the stated maturity of the principal of, or installment of interest on, any debt security;

•
reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of or extend the time of payment of interest on any debt security;

•
reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•
change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

•
impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption or repayment, on or after the redemption date or repayment date, as applicable);

•
reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•
modify any provisions in the indentures regarding (i) the modifications and amendments requiring the consent of the holders of each affected debt security and (ii) the waiver of past defaults by the holders of debt securities and (iii) the waiver of certain covenants by the holders of debt securities, except to increase any percentage vote required or to provide that certain other provisions of the indentures cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•
make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities;

•
subordinate the debt security of any series to any of our other obligation;

•
in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities; or

•
modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indentures and the debt securities of any series with respect to the following:
•
to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•
to evidence the succession of another person to, and the assumption by the Successor Person of our covenants, agreements and obligations under, the indentures pursuant to the covenant described under “— Covenants — Consolidation, Merger and Sale of Assets”;

•
to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•
to secure the debt securities;

•
to add or appoint a successor or separate trustee or other agent;

•
to provide for the issuance of additional debt securities of any series;

•
to establish the form or terms of debt securities of any series as permitted by the indentures;

•
to comply with the rules of any applicable securities depository;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•
to cure any ambiguity, to correct or supplement any provision of the indentures;

•
to change any other provision contained in the debt securities of any series or under the indentures; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect; or

•
to conform any provision of the indentures or the debt securities of any series to the description of such debt securities contained in the Company’s prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the debt securities of such series.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the relevant indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the relevant indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the relevant indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the relevant indenture; however, no such waiver will extend to any subsequent or other default or impair any rights consequent thereon.
Discharge, Defeasance and Covenant Defeasance
We may discharge or defease our obligations under the indentures as set forth below, unless otherwise indicated in the applicable prospectus supplement.
We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and which have either become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by (i) depositing with the trustee, in trust, money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, (ii) paying all other sums payable under the applicable indenture and (iii) delivering to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent in the applicable indenture relating to the discharge as to that series have been complied with.
The indentures provide that we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (ii) to be released from our obligations to comply with the restrictive covenants under the indentures, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of (x) money in an amount, (y) U.S. government obligations which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount, or (z) a combination thereof, in each case sufficient to pay and discharge the principal or premium, if any, and interest on the debt securities.
As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit and such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must be based upon a ruling of the

Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers’ certificate to the effect that the neither such debt securities nor any other debt securities of the same series will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Book-Entry; Delivery and Form; Global Securities
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC.
Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. The indentures provide that the global securities may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than DTC or its nominee unless:
(1)
DTC notifies us that it is unwilling or unable or no longer permitted under applicable law to continue as depository for such global security and a successor depository is not appointed within 90 days;

(2)
an event of default with respect to such global security has occurred and be continuing;

(3)
we deliver to the trustee an order to such effect; or

(4)
there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose in the indentures.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
The trustee under the indentures will be named in the applicable prospectus supplement.
The trustee under the indentures will be permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.
Resignation, Removal of Debt Securities Trustee; Appointment of Successor
The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default (after notice or lapse of time or both) has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 9.10 of the applicable Debt Securities Indenture.

DESCRIPTION OF OUR WARRANTS
The following description sets forth certain general terms of the warrants to which any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of the warrants we may offer, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
General
We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

•
the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•
whether such warrants will be issued in registered form or bearer form;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
the terms of the securities issuable upon exercise of the warrants;

•
if applicable, a discussion of certain U.S. federal income tax considerations; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Additionally, in order to enable us to preserve our qualification as a REIT, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any warrants. The prospectus supplement related to the offering of any warrants will specify any additional ownership limitation relating to the warrants being offered thereby.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Restrictions on Ownership and Transfer
Holders of warrants will be subject to the restrictions on ownership and transfer of our capital stock in our charter. See “Description of Common Stock — Restrictions on Ownership and Transfer of our Capital Stock.”

DESCRIPTION OF RIGHTS
The following description sets forth certain general terms of the rights to which any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of the rights we may offer, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
General
We may issue rights to our stockholders for the purchase of shares of our common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the rights. The rights agreement and the form of rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The applicable prospectus supplement will describe the following terms, where applicable, of the rights in respect of which this prospectus and the applicable prospectus supplement are being delivered:
•
the date for determining the stockholders entitled to the rights distribution;

•
the aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights and the exercise price;

•
the designation and terms of the preferred stock purchasable upon exercise of the rights, if applicable,

•
the aggregate number of rights being issued;

•
the date, if any, on and after which the rights may be transferable separately;

•
the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•
any listing of the rights and the shares of common stock or preferred stock purchasable upon exercise of the rights on any securities exchange;

•
if appropriate, a discussion of any additional material U.S. federal income tax considerations applicable to the rights; and

•
any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Restrictions on Ownership and Transfer
Holders of rights will be subject to the restrictions on ownership and transfer of our capital stock in our charter. See “Description of Common Stock — Restrictions on Ownership and Transfer of our Capital Stock.”

DESCRIPTION OF UNITS
The following description sets forth certain general terms of the units to which any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of the units we may offer, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
General
We may issue units consisting of two or more of the securities described in this prospectus in any combination. These units may be issuable as, and for a specified period of time may be transferrable only as, a single security, rather than as the separate constituent securities comprising such units. The form of unit agreement and the form of unit certificate for each series of units will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The applicable prospectus supplement will describe the following terms, where applicable, of the units in respect of which this prospectus and the applicable prospectus supplement are being delivered:
•
the terms of the units and the securities constituting the units, including whether and under what circumstances the securities constituting the units may be traded separately or listed on any securities exchange;

•
the terms of any unit agreement governing the units;

•
if appropriate, a discussion of any material U.S. federal income tax considerations applicable to the units; and

•
the provisions for the payment, settlement, transfer or exchange of the units.

Restrictions on Ownership and Transfer
Holders of units will be subject to the restrictions on ownership and transfer in our charter. See “Description of Common Stock — Restrictions on Ownership and Transfer of our Capital Stock.”

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS
The following summary description of certain provisions of the Maryland General Corporation Law, or MGCL, and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and the actual provisions of our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Our Board of Directors
Our bylaws and charter provide that the number of directors we have may be established or changed by our board of directors but may not be less than the minimum number required by the MGCL or more than 15. Our board is currently composed of five directors — two of whom are affiliated and three of whom are independent. Our charter and bylaws currently provide that any vacancy may be filled only by a majority of the remaining directors. Any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship and until a successor is duly elected and qualifies.
We have agreed with XL Investments that, for so long as XL Investments and any other of the XL group of companies collectively beneficially own at least 9.8% of our issued and outstanding common stock (on a fully diluted basis), XL Investments will have the right to appoint an observer to attend all board meetings but such observer will have no right to vote at any board meeting.
Pursuant to our bylaws, each of our directors is elected by a plurality of all votes cast at a meeting of stockholders duly called and at which a quorum is present. Each outstanding share, regardless of class, is entitled to one vote. Directors are elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.
Removal of Directors
Our charter provides that, subject to the rights of holders of preferred stock to elect or remove directors, a director may be removed, with or without cause, and only by the affirmative vote of the holders of shares entitled to cast at least two thirds of all the votes entitled to be cast generally in the election of directors. This provision, when coupled with the power of our board of directors to fill vacancies on the board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Our board of directors may provide that the board’s approval is subject to compliance with any terms and conditions determined by the board of directors.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any member of the XL group of companies, the parent of which is XL Group Ltd. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations with the XL group of companies. As a result, the members of the XL group of companies may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute. However, our board of directors may repeal or modify this exemption at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and the XL group of companies. In addition, pursuant to the statute, our board of directors has by resolution irrevocably exempted from the business combinations provisions of the MGCL the issuance of shares of common stock to any member of the XL group of companies in connection with the exercise of the warrants issued to XL Investments on September 29, 2012. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (a) one-tenth or more but less than one-third; (b) one-third or more but less than a majority; or (c) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. Our board has the exclusive power to amend the bylaws and there is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
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a classified board;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the directors;

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a requirement that a vacancy on the board of directors be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•
a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that, pursuant to Subtitle 8, vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board of directors, which removal will be allowed with or without cause, (2) vest in the board of directors the exclusive power to fix the number of directorships and (3) require, unless called by the chairman of the board of directors, president, chief executive officer, or the board of directors, the written request of stockholders of not less than a majority of all the votes entitled to be cast at such a meeting to call a special meeting.
Meetings of Stockholders
Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our board of directors. In addition, the chairman of the board of directors, president, chief executive officer, or board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders will also be called by the secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.
Amendment to Our Charter and Bylaws
Except for amendments related to removal of directors, the restrictions on transfer and ownership of shares of our stock and the requirement of a two-thirds vote for amendments to these provisions (each of which require the affirmative vote of the holders of shares entitled to cast at least two-thirds of all votes entitled to be cast on the matter and the approval of our board of directors), our charter may be amended only with the approval of the board of directors and the affirmative vote of the holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.
Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
Dissolution
Our dissolution must be approved by a majority of the entire board of directors and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting on the election of directors or on the proposal of other business, as the case may be, and has complied with the advance notice provisions set forth in our bylaws.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that the board of directors has determined that directors will be elected at such meeting, by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.
Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt into the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires us to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
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a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
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any individual who is a present or former director or officer of ours and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of ours and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served as a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to maintain our REIT qualification. If our board of directors made such a determination, the restrictions or ownership and transfer of our capital stock set forth in our charter would cease to be in effect.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material U.S. federal income tax considerations a prospective stockholder of our capital stock may consider relevant. The prospectus supplement relating to a particular offering of securities other than our capital stock will include a summary of the material U.S. federal income tax considerations, if any, that may be relevant to a prospective holder of the securities then being offered. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the U.S. federal income tax laws, such as:
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insurance companies;

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tax-exempt organizations, tax-deferred and tax-advantaged accounts;

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financial institutions or broker-dealers;

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dealers in securities or currencies;

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non-U.S. individuals and non-U.S. corporations (except to the extent discussed in “—  Taxation of Non-U.S. Holders” or “—  Foreign Account Tax Compliance Act” below);

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U.S. expatriates;

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persons who mark-to-market shares of our capital stock;

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subchapter S corporations;

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U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

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regulated investment companies and REITs, and their investors;

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trusts and estates (except to the extent discussed herein);

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persons who receive shares of our capital stock through the exercise of employee stock options or otherwise as compensation;

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persons holding shares of our capital stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

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persons subject to special rules under Section 451(b) of the Code;

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persons subject to the alternative minimum tax provisions of the Code;

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persons holding shares of our capital stock through a partnership or similar pass-through entity; and

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persons holding, in the aggregate, a 10% or more (by vote or value) beneficial interest in shares of our capital stock.

This summary assumes that stockholders hold shares of our capital stock as capital assets for U.S. federal income tax purposes, which generally means as property held for investment.
The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (“IRS”), and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury Regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our intention to qualify as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF SHARES OF OUR CAPITAL STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISER REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
Taxation of Our Company
We elected to be taxed as a REIT commencing with our short taxable year ended December 31, 2012. We believe that we have been organized and that we have operated, and we intend to continue to operate, in such a manner so that we qualified, and will continue to qualify, for taxation as a REIT under the applicable provisions of the Internal Revenue Code.
In connection with this filing, Mayer Brown LLP will render an opinion that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for our taxable years ending December 31, 2019 and December 31, 2020, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2021 and subsequent taxable years. Investors should be aware that Mayer Brown LLP’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS, or any court and speaks as of the date issued. In addition, Mayer Brown LLP’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital stock ownership, and the percentage of our earnings that we distribute. Mayer Brown LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Our ability to satisfy the REIT qualification tests will depend upon our analysis of the characterization and fair market values of our assets, some of which will not be susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis (which, based on the types of assets we will own, could fluctuate rapidly, significantly and unpredictably). In addition, we will be required to make estimates of or otherwise determine the value of real property that is collateral for our mortgage loan assets. There can be no assurance that the IRS would not challenge our valuations or valuation estimates of this collateral.
If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income that we currently distribute to our stockholders, but taxable income generated by any domestic taxable REIT subsidiary (“TRS”), such as Five Oaks Acquisition Corp., will be subject to regular corporate income tax. However, we will be subject to U.S. federal tax in the following circumstances:
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We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

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We will pay income tax at the corporate rate on:

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net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

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other non-qualifying income from foreclosure property.

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We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

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the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

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a fraction intended to reflect our profitability.

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If we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “— Asset Tests”), as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of  $50,000 or the product of the highest U.S. federal corporate tax rate and the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests.

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If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of  $50,000 for each such failure.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification.”

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If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

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We will be subject to a 100% excise tax on transactions between us and a TRS that are not conducted on an arm’s-length basis including “redetermined TRS service income.” Redetermined TRS service income generally represents gross income of a taxable REIT subsidiary that is understated and attributable to services provided to us or on our behalf.

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The earnings of our TRS and any other TRS that we may form will be subject to U.S. federal corporate income tax.

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If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate- level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

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the amount of gain that we recognize at the time of the sale or disposition, and

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the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired.

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If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., from a TMP, or a residual interest in a real estate mortgage investment conduit, or REMIC), we could be subject to corporate level U.S. federal income tax to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. To the extent that we own a REMIC residual interest or a TMP through a TRS, we will not be subject to this tax directly, but all of the income from the investment will be subject to U.S. federal income tax at the TRS level. See “— Taxable Mortgage Pools and Excess Inclusion Income” below.
In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic TRS in which we may own an interest will be subject to U.S. federal, state and local corporate income tax on its taxable income. In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state and local franchise, property and other taxes and foreign taxes. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification
A REIT is a corporation, trust, or association that meets each of the following requirements:
1.
It is managed by one or more trustees or directors.

2.
Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3.
It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.
It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.
At least 100 persons are beneficial owners (determined without reference to any rules of attribution) of its shares or ownership certificates.

6.
Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of any taxable year.

7.
It elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification.

8.
It meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.

9.
It uses the calendar year as its taxable year.

10.
It has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

We must meet requirements 1 through 4 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual” generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, however, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.
We believe that we have issued shares with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our shares so that we should continue to satisfy these requirements. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate. The provisions of our charter restricting the ownership and transfer of the shares are described in “Restrictions on Ownership and Transfer.”
To monitor compliance with the share ownership requirements, we generally will be required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT status. We intend to comply with these requirements.
Qualified REIT Subsidiaries
A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A qualified REIT subsidiary is a corporation, other than a TRS, all of the shares of which is owned, directly or through one or more qualified REIT subsidiaries or disregarded entities, by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
Other Disregarded Entities and Partnerships
An unincorporated domestic entity, such as a limited liability company, that has a single owner generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (see “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements. In the event that a disregarded subsidiary of ours ceases to be wholly-owned - for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours - the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the total value or total voting power of the outstanding securities of another corporation. See “—  Asset Tests” and “—  Gross Income Tests.”
Ownership of Subsidiary REITs
We currently own an indirect 100% interest in Lument Commercial Mortgage Trust and may own 100% of the common stock in one or more of our subsidiaries that will elect to be taxed as REITs, which we refer to as “Subsidiary REITs.” We may use the Subsidiary REITs for various purposes, including to execute non-REMIC securitization transactions that are treated as TMPs, as described in “— Taxable Mortgage Pools and Excess Inclusion Income.”

Any Subsidiary REIT will be subject to the various REIT qualification requirements and other limitations described that apply to us. We believe that Lument Commercial Mortgage Trust and any other Subsidiary REIT that we may own an interest in will be organized and will be operated in a manner to permit it to qualify for taxation as a REIT for U.S. federal income tax purposes from and after the effective date of its REIT election. However, if any Subsidiary REIT were to fail to qualify as a REIT, then (i) the Subsidiary REIT would become subject to regular corporate income tax as described in “— Failure to Qualify,” (ii) our ownership of shares of common stock in the Subsidiary REIT could cease to be a qualifying asset for purposes of the asset tests applicable to REITs (see “—  Asset Tests”), (iii) any dividend income or gains derived by us from such subsidiary REIT may cease to be treated as income that qualifies for purposes of the 75% gross income test (see “— Gross Income Tests”, and (iv) we may fail certain of the asset or income tests applicable to REITs, in which event we will fail to qualify as REIT unless we are able to avail ourselves of certain statutory relief provisions.
Taxable REIT Subsidiaries
A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary or a REIT unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.
A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below.
Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).
Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Similarly, if amounts are paid to a TRS for services provided to or on behalf of its parent REIT and such amounts are less than the amount that would be paid to a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such deficiency. We intend that all of our transactions with Five Oaks Acquisition Corp. and any other TRS that we may form will be conducted on an arm’s-length basis, but there can be no assurance that we will be successful in this regard.

Under legislation commonly known as the “Tax Cuts and Jobs Act” (the “TCJA”), for taxable years beginning after December 31, 2017, the deduction of net interest expense is limited for all businesses; provided that certain businesses, including real estate businesses, may elect not to be subject to such limitations and instead to depreciate their real property related assets over longer depreciable lives. To the extent that our TRS or any other TRS we form has interest expense that exceeds its interest income, the net interest expense limitation could potentially apply to such TRS.
To the extent that our TRS or any other TRS that we may form pays any taxes, they will have less cash available for distribution to us. If dividends are paid by domestic TRSs to us, then the dividends we designate and pay to our stockholders who are taxed at individual rates, up to the amount of dividends that we receive from such entities, generally will be eligible to be taxed at the reduced 20% maximum U.S. federal rate applicable to qualified dividend income. See “— Taxation of U.S. Holders — Taxation of Taxable U.S. Holders on Distributions.”
Gross Income Tests
We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:
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rents from real property;

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interest on debt secured by a mortgage on real property or on interests in real property, and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

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dividends or other distributions on, and gain from the sale of, shares in other REITs;

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gain from the sale of real property or mortgage loans;

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income and gain derived from foreclosure property (as described below);

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income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our shares or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test (except for income derived from the temporary investment of new capital), other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these.
Certain income items do not qualify for either gross income test. Other types of income are excluded from both the numerator and the denominator in one or both of the gross income tests. For example, gross income from the sale of property that we hold primarily for sale to customers in the ordinary course of business, income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” and gross income attributable to cancellation of indebtedness, or “COD,” income will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” For purposes of the 75% and 95% gross income tests, we are treated as receiving our proportionate share of our operating partnership’s gross income. We will monitor the amount of our non-qualifying income and will seek to manage our investment portfolio to comply at all time with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Dividends
Our share of any dividends received from any corporation (including dividends from our TRS and any other TRS that we may form, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.
Interest
The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:
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an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.
Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, market discount, original issue discount, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of  (i) the date the REIT agreed to originate or acquire the loan or (ii) as discussed below, in the event of a “significant modification,” the date we modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property - that is, the amount by which the loan balance exceeds the applicable value of the real estate that secures the loan.
We generally acquire commercial mortgage loans. Our mortgage loans are secured by the underlying real property. Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test.
Under the applicable Treasury Regulation (referred to as the “interest apportionment regulation”), if we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a mortgage loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. In Revenue Procedure 2014-51, the IRS interpreted the “principal amount” of the loan for purposes of that test to be the face amount of the loan, despite the Code’s requirement that taxpayers treat any market discount (discussed below) as interest rather than principal. In the case of mortgage loans secured by both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage interest income is qualifying for purposes of the 75% gross income test.

We believe that all of the commercial mortgage loans that we acquire are secured only by real property and no other property value is taken into account in our underwriting and pricing. Accordingly, we believe that the interest apportionment rules and Revenue Procedure 2014-51 (to the extent it addresses interest apportionment) will not apply to our mortgage loans. Nevertheless, if the IRS were to assert successfully that our mortgage loans were secured by other property, then depending upon the value of the real property securing our mortgage loans and their face amount, and the sources of our gross income generally, we might not be able to satisfy the 75% income test.
Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. If we modify our mortgage loans in the future, no assurance can be provided that all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2014-51. To the extent we significantly modify a mortgage loan in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. If the fair market value of the real property securing a loan has decreased, a portion of the interest income from the loan would not be qualifying income for the 75% gross income test and a portion of the value of the loan would not be a qualifying asset for purposes of the 75% asset test.
Hedging Transactions
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury Regulations, income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, or liability hedge. A “hedging transaction” also includes any transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income or gain that is qualifying income for purposes of the 75% or 95% gross income test (or any property which generates such income or gain). To the extent we enter into transactions to mitigate the risk of hedging transactions where the hedged asset has been extinguished or disposed of, such transaction may also constitute a “hedging transaction.” We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of the hedged assets are not treated as “real estate assets” (as described below under “— Asset Tests”) or we enter into derivative transactions that are not liability hedges or we fail to satisfy the identification requirements with respect to a hedging transaction, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT, but we cannot assure you that we will be able to do so. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass- through subsidiaries.
Fee Income
We may earn income from fees in certain circumstances. Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees, including certain amounts received in connection with mortgage servicing rights (which we do not currently intend to acquire on a standalone basis), generally are not qualifying income for purposes of either gross income test. Any fees earned by a TRS, like other income earned by a TRS, will not be included in the REIT’s gross income for purposes of the gross income tests.

Foreign Currency Gain
Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of  (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of  (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.
Prohibited Transactions
A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Any such income will be excluded from the application of the 75% and 95% gross income tests. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. No assurance, however, can be given that the IRS will not successfully assert a contrary position, in which case we would be subject to the prohibited transaction tax on the sale of those assets. To avoid the 100% prohibited transaction tax on the sale of dealer property by a REIT, we intend to dispose of any asset that may be treated as held “primarily for sale to customers in the ordinary course of a trade or business” by contributing or selling the asset to a TRS prior to marketing the asset for sale.
Failure to Satisfy Gross Income Tests
If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we are entitled to qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions generally will be available if:
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our failure to meet those tests is due to reasonable cause and not to willful neglect; and

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following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.
During our 2018 and 2019 taxable years, we passed the gross income tests, , except in our 2018 taxable year we failed the test under Section 856(c)(3) of the Code, also known as the 75% Income Test (“2018 75% Income Test Failure”). However, on July 13, 2020, we entered into a closing agreement with the IRS in which it was agreed that (i) the 2018 75% Income Test Failure was due to reasonable cause and not due to willful neglect within the meaning of Section 856(c)(6) of the Code; (ii) we satisfied the requirements of Sections 856(c)(6) of the Code with respect to the 2018 75% Income Test Failure and; (iii) such failure would not cause us to be treated as failing to satisfy the 75% gross income test for the 2018 taxable year.

Asset Tests
To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.
First,   at least 75% of the value of our total assets must consist of (the “75% asset test”):
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cash or cash items, including certain receivables and investments in money market funds;

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government securities;

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interests in real property, including leaseholds and options to acquire real property and leaseholds, personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property” as a result of such rents not exceeding 15% of the total rent attributable to personal property and real property under such lease;

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interests in mortgage loans secured by real property or by interests in real property;

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stock in other REITs;

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personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

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personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease;

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investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term;

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC; and

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debt instruments of  “publicly offered REITs.”

Second,   of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities (other than any TRS we may own) may not exceed 5% of the value of our total assets (the “5% asset test”).
Third,   of our investments not included in the 75% asset class, we may not own more than 10% of the total voting power or 10% of the total value of any one issuer’s outstanding securities, or the 10% vote test and the 10% value test, respectively.
Fourth,   no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.
Fifth,   no more than 25% of the value of our total assets may be represented by securities, other than those in the 75% asset test (the “25% securities test”).
Sixth,   not more than 25% of the value of our total assets may be represented by debt instruments of “publicly offered REITs” that are not secured by real property or interests in real property.
For purposes of these asset tests, we are treated as holding our proportionate share of our operating partnership’s assets. For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans or MBS that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:
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“straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if  (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any “controlled TRS” hold non-”straight” debt securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:
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a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than twelve months of unaccrued interest on the debt obligations can be required to be prepaid; and

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a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

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any loan to an individual or an estate;

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any “section 467 rental agreement,” other than an agreement with a related party tenant;

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any obligation to pay “rents from real property;”

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certain securities issued by governmental entities that are not dependent in whole or in part on the profits of  (or payments made by) a non-governmental entity;

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any security (including debt securities) issued by another REIT;

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any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and certain debt securities issued by that partnership; or

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any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—  Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
Under the applicable Treasury Regulation (referred to as the “loan apportionment regulation”), if a mortgage loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of  (i) the date we agreed to acquire or originate the mortgage loan or (ii) in the event of a significant modification, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the mortgage loan will also likely be a non-qualifying asset for purposes of the 75% asset test. Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a mortgage loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of  (i) the fair market value of the mortgage loan on the date of the relevant quarterly REIT asset testing date or (ii) the greater of  (x) the fair market value of the real property securing the loan on the date of the relevant quarterly REIT asset testing date or (y) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan. Under the safe harbor, when the current value of a mortgage loan exceeds both the current fair market value of the real property that secures the loan and the fair market value of the real property that secures the loan, determined as of the date we committed to acquire or originate the loan, a portion of the mortgage loan will be treated as a nonqualifying asset. We do not anticipate that the value of our mortgage loans will exceed the current value of the real property securing the loans.
We have in the past and may in the future enter into repurchase agreements under which we nominally sell certain of our assets to a counterparty and simultaneously entered into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Based on positions the IRS has taken in analogous situations, we believe that these transactions would be treated as secured debt and that we would be treated for REIT asset and income test purposes as the owner of the assets that would be the subject of such agreements notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own our assets subject to sale and repurchase agreements during the term of such agreements, in which case we could fail to qualify as a REIT.
Derivative instruments generally are not qualifying assets for purposes of the 75% asset test. Thus, interest rate swaps, futures contracts, and other similar instruments that are used in “hedging transactions” as defined in “—  Hedging Transactions,” are non-qualifying assets for purposes of the 75% asset test.
As discussed above, we may invest opportunistically in other types of mortgage-related assets. To the extent we invest in such assets, we intend to do so in a manner that will enable us to satisfy each of the asset tests described above. However, we cannot assure you that we will be able to satisfy the asset tests described above.
We will monitor the status of our assets for purposes of the various asset tests and seek to manage our portfolio to comply at all times with such tests. No assurance, however, can be given that we will continue to be successful in this effort. In this regard, to determine our compliance with these requirements, we will have to value our investment in our assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, no assurances can be given that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and, thus, would fail to qualify as a REIT.
If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification so long as:
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we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if  (i) the failure is de minimis (up to the lesser of 1% of the total value of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of the U.S. Treasury and (iii) pay a tax equal to the greater of  $50,000 or the product of the highest U.S. federal corporate tax rate and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT.
We believe that the assets that we may hold will satisfy the foregoing asset test requirements. We will monitor the status of our assets and our future acquisition of assets to ensure that we comply with those requirements, but we cannot assure you that we will be successful in this effort. No independent appraisals will be obtained to support our estimates of and conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that support our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, no assurance can be given that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:
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the sum of

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90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and

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90% of our after-tax net income, if any, from foreclosure property,

minus
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the sum of certain items of non-cash income.

We must make such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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85% of our REIT ordinary income for such year,

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95% of our REIT capital gain income for such year, and

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any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long term capital gain we recognize in a taxable year. See “— Taxation of U.S. Holders — Taxation of Taxable U.S. Holders on Distributions.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the REIT distribution requirements and the 4% nondeductible excise tax described above.
We intend to make timely distributions in the future sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.
It is possible that, from time to time, we may experience timing differences between the actual receipt of cash, including distributions from our subsidiaries, and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:
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Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

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We will recognize taxable income in advance of the related cash flow with respect to our investments that are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

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We may acquire investments that are treated as having “market discount” for U.S. federal income tax purposes, because the investments are debt instruments that we acquire for an amount less than their principal amount. We do not intend to elect to recognize market discount currently. Under the market discount rules, we may be required to treat portions of gains on sale of market discount bonds as ordinary income and may be required to include some amounts of principal payments received on market discount bonds as ordinary income. The recognition of market discount upon receipt of principal payments results in an acceleration of the recognition of taxable income to periods prior to the receipt of the related economic income. Further, to the extent that such an investment does not fully amortize according to its terms, we may never receive the economic income attributable to previously recognized market discount.
Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and/or the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds, sell assets or make taxable distributions of our shares or debt securities.
We may satisfy the 90% distribution test with taxable distributions of our shares or debt securities. The IRS has issued a revenue procedure authorizing publicly offered REITs to treat certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest and may be required to pay a penalty to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request, on an annual basis, information from our stockholders designed to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of  $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”
If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current or accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates might be eligible for the reduced U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxable Mortgage Pools and Excess Inclusion Income
An entity, or a portion of an entity, may be classified as a TMP under the Code if  (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (iii) the entity has issued debt obligations (liabilities) that have two or more maturities, and (iv) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our future financing and securitization arrangements may give rise to TMPs, with the consequences as described below.
Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. We enter into transactions that could result in us or a portion of our assets being treated as a TMP for U.S. federal income tax purposes. Specifically, we may securitize our assets and such securitizations may result in us owning interests in a TMP. If we (or any Subsidiary REIT) do not own 100% of the equity of such a securitization, we may be precluded from holding equity interests in such a securitization. Accordingly, our Subsidiary REIT is precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered to be equity interests for U.S. federal income tax purposes.
If a REIT owns, directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would generally, except as described below, be limited to the REIT’s stockholders.
The U.S. Treasury has not yet issued regulations to govern the treatment of stockholders of a REIT, a portion of which is a TMP, as described below. A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, however, will be treated as “excess inclusion income.”
The REIT’s excess inclusion income would be allocated among its stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction under any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “— Taxation of U.S. Holders” and “— Taxation of Non-U.S. Holders.” Under IRS guidance, to the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT will be subject to tax on this income at the corporate tax rate. In that case, the REIT could reduce distributions to such stockholder by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury Regulations provide that such a reduction in distributions would not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “— Distribution Requirements.” Our charter does not provide us the ability to reduce distributions to the stockholder whose status caused that tax to be imposed, and therefore, we will bear such tax as a general corporate expense.
The manner in which excess inclusion income is calculated is not clear under current law. As required by IRS guidance, we intend to make such determinations based on what we believe to be a reasonable method. However, there can be no assurance that the IRS will not challenge our method of making any such determinations. If the IRS were to disagree with any such determinations made or with the method used by us, the amount of any excess inclusion income required to be taken into account by one or more stockholders (as described above) could be significantly increased. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.
Taxation of U.S. Holders
The term “U.S. holder” means a beneficial owner of shares of our capital stock that, for U.S. federal income tax purposes, is:
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a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its States or the District of Columbia;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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any trust if  (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our capital stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership holding shares of our capital stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of shares of our capital stock by the partnership.
Taxation of Taxable U.S. Holders on Distributions
As long as we qualify as a REIT, a taxable U.S. holder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. In addition, for taxable years beginning after December 31, 2017 and before January 1, 2026, U.S. holders that are individuals, trusts and estates generally will be entitled to up to a 20% pass-through deduction with respect to that ordinary dividend income for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), provided that certain holding period requirements have been met. Corporate U.S. holders are not entitled to the pass-through deduction or the dividends-received deduction with respect to our distributions. A noncorporate U.S. holder’s ability to claim the deduction equal to 20% of qualifying dividends received may be limited by the U.S. holder’s particular circumstances. In addition, for any noncorporate U.S. holder that claims a deduction in respect of qualifying dividends, the maximum threshold for the accuracy-related penalty with respect to substantial understatements of income tax could be reduced from 10% to 5%.
The maximum tax rate for qualified dividend income received by taxpayers taxed at individual rates is 20%. Qualified dividend income generally includes dividends paid to U.S. holders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “— Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income.
As a result, subject to the discussion above concerning the 20% pass-through deduction, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from certain non-REIT corporations (e.g., dividends from any domestic TRSs), (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income) and (iii) attributable to income in the prior taxable year from the sales of  “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. holder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which shares of our capital stock become ex-dividend. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.
A U.S. holder generally will take into account distributions that we properly designate as capital gain dividends as long-term capital gain, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. holder has held shares of our capital stock. Dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. A corporate U.S. holder may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent we designate such amount on a timely notice to such stockholder, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. holder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. holder would increase the basis in its shares of capital stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
A U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. holder’s shares of capital stock. Instead, the distribution will reduce the adjusted basis of such shares of capital stock. A U.S. holder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted basis in his or her shares of capital stock as long-term capital gain, or short-term capital gain if the shares of capital stock have been held for one year or less, assuming the shares of capital stock are a capital asset in the hands of the U.S. holder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year, as described in “— Distribution Requirements.”
Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income.
Taxable distributions from us and gain from the disposition of shares of our capital stock will not be treated as passive activity income and, therefore, a U.S. holder generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which such U.S. holder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of shares of our capital stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, U.S. holders at times may be required to pay U.S. federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for U.S. federal income tax purposes. Taking into account the time value of money, this acceleration of U.S. federal income tax liabilities may reduce a U.S. holder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income.
If excess inclusion income from a TMP or REMIC residual interest is allocated to any U.S. holder, that income will be taxable in the hands of the U.S. holder and would not be offset by any net operating losses of the U.S. holder that would otherwise be available. See “— Taxable Mortgage Pools and Excess Inclusion Income.”
Taxation of Taxable U.S. Holders on the Disposition, Redemption or Conversion of Capital Stock
Dispositions of Capital Stock.   In general, a U.S. holder must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. holder has held the stock for more than one year, and otherwise as short-term capital gain or loss. However, a U.S. holder must treat any loss upon a sale or exchange of stock held by such shareholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. holder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of the stock may be disallowed if the U.S. holder purchases the same type of stock within 30 days before or after the disposition.
Capital Gains and Losses.   A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. We must classify portions of our designated capital gain dividend as either a distribution taxable to non-corporate U.S. holders at long-term capital gains rates or an unrecaptured section 1250 gain distribution taxable at the rate then applicable to unrecaptured depreciation. The IRS currently requires that distributions made to different classes of stock be composed proportionately of dividends of a particular type. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Redemption of Series A Preferred Stock.   A redemption of shares of Series A Preferred Stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described under “— Taxation of Taxable U.S. Holders on Distributions” above) unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. A redemption of shares of Series A Preferred Stock generally will be treated as a sale or exchange of the redeemed shares if it, within the meaning of Section 302(b) of the Code:
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is “substantially disproportionate” with respect to the U.S. holder;

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results in a “complete termination” of the U.S. holder’s stock interest in us; or

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is “not essentially equivalent to a dividend” with respect to the U.S. holder.

In determining whether any of these tests have been met, shares of stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to a U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.
If a redemption of shares of the Series A Preferred Stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Taxation of Taxable U.S. Holders on Distributions” above. A U.S. holder’s adjusted tax basis in the redeemed shares of the Series A Preferred Stock will be transferred to the U.S. holder’s remaining shares of our stock, if any. If the U.S. holder owns no other shares of our stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. With respect to a redemption of our Series A Preferred Stock that is treated as a distribution but that is not otherwise taxable as a dividend because it exceeds our earnings and profits, the method by which a holder must reduce its basis is uncertain in situations where the holder owns different blocks of stock that were acquired at different prices and thus have different bases.
If a redemption of shares of Series A Preferred Stock is not treated as a distribution, it will be treated as a taxable sale or exchange of the redeemed shares in the manner described under “— Taxation of Taxable U.S. Holders on Dispositions” above.
Conversion of Series A Preferred Stock.   Except as provided below, (i) a U.S. holder generally will not recognize gain or loss upon the conversion of Series A Preferred Stock into our common stock, and (ii) a U.S. holder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted Series A Preferred Stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Common stock received in a conversion that is attributable to accumulated and unpaid dividends on the converted Series A Preferred Stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. holder has held the Series A Preferred Stock for more than one year at the time of conversion. Holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of the Series A Preferred Stock for cash or other property.
Information Reporting Requirements and Withholding
We or the applicable withholding agent will report to U.S. holders and to the IRS the amount and the tax character of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to distributions unless such holder:
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is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

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provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. holder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. U.S. holders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding. In addition, the applicable withholding agent may be required to withhold a portion of distributions to any U.S. holders who fail to certify their U.S. status.
Taxation of Non-U.S. Holders
The term “non-U.S. holder” means a beneficial owner of shares of our capital stock that is not a U.S. holder or a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state and local income tax laws on ownership of shares of our capital stock, including any reporting requirements.
For most non-U.S. holders, investment in a REIT that invests principally in mortgage loans is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most non-U.S. holders to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not.
A non-U.S. holder that receives a distribution from us that is not attributable to gain from our sale or exchange of  “United States real property interests,” as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Reduced treaty rates are not available to the extent that income is attributable to our excess inclusion income allocable to the non-U.S. holder. See “—  Taxable Mortgage Pools and Excess Inclusion Income.” If a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the distribution will not incur the 30% withholding tax, but the non-U.S. holder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder. In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of shares of our capital stock. It is expected that the applicable withholding agent will withhold U.S. income tax at the rate of 30% on the gross amount of any distribution that we do not designate as a capital gain distribution or retained capital gain and is paid to a non-U.S. holder unless either:

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a lower treaty rate applies and the non-U.S. holder files with the applicable withholding agent an IRS Form W-8BEN or IRS Form W-8BEN-E evidencing eligibility for that reduced rate, or

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the non-U.S. holder files with the applicable withholding agent an IRS Form W-8ECI claiming that the distribution is effectively connected income.

Capital gain dividends received or deemed received by a non-U.S. holder from us that are not attributable to gain from our sale or exchange of  “United States real property interests,” as defined below, are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. holder’s investment in shares of our capital stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain) or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. holder will be subject to a 30% tax on the individual’s net capital gain for the year).
A non-U.S. holder will not incur tax on a distribution on the shares of our capital stock in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted tax basis of its shares of capital stock. Instead, the excess portion of the distribution will reduce such non-U.S. holder’s adjusted tax basis of its shares of capital stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares of capital stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its shares of capital stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, it is expected that the applicable withholding agent normally will withhold tax on the entire amount of any distribution at the same rate applicable to withholding on a dividend. However, a non-U.S. holder may obtain a refund of amounts that the applicable withholding agent withheld if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
For any year in which we qualify as a REIT, a non-U.S. holder may incur tax on distributions that are attributable to gain from our sale or exchange of ”United States real property interests” under special provisions of the U.S. federal income tax laws known as “FIRPTA.” The term “United States real property interests” includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. The term “United States real property interests” generally does not include mortgage loans. Under the FIRPTA rules, a non-U.S. holder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless a non-U.S. holder qualifies for the exception described in the next paragraph, or is a qualified shareholder or a qualified foreign pension fund (both as defined below), the applicable withholding agent must withhold 21% of any such distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against such holder’s tax liability for the amount withheld.
Capital gain distributions on shares of our capital stock that are attributable to our sale of real property will be treated as ordinary dividends, rather than as gain from the sale of a United States real property interest, if  (i) shares of capital stock are “regularly traded” on an established securities market in the United States and (ii) the non-U.S. holder does not own more than 10% of our common stock or Series A Preferred Stock during the one-year period preceding the distribution date. As a result, non-U.S. holders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe that our common stock and Series A Preferred Stock are each treated as being regularly traded on an established securities market in the United States. If our common stock or Series A Preferred Stock are not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 10% of our common stock or Series A Preferred Stock at any time during the one-year period prior to the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA. Moreover, if a non-U.S. holder disposes of our capital stock during the 30-day period preceding a dividend payment, and such

non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our capital stock within 61 days of the 1st day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder will be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.
In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
A non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our shares of our capital stock as long as we are not a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are United States real property interests, then the REIT will be a United States real property holding corporation. We believe we are not currently a United States real property holding corporation. If we were treated as a United States real property holding corporation, gains from the sale of our shares of our capital stock by a non-U.S. holder could be subject to a FIRPTA tax. However, a non-U.S. holder generally would not incur tax under FIRPTA on gain from the sale of shares of our capital stock if we were a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. persons. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person.
If our common stock or Series A Preferred Stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common stock or Series A Preferred Stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. holder sells our common stock or Series A Preferred Stock. Under that exception, the gain from such a sale by such a non-U.S. holder will not be subject to tax under FIRPTA if  (i) our common stock or Series A Preferred Stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (ii) the non-U.S. holder owned, actually or constructively, 10% or less of our common stock or Series A Preferred Stock at all times during a specified testing period. As noted above, we believe that our common stock and Series A Preferred Stock are each treated as being regularly traded on an established securities market in the United States. If the gain on the sale of our capital stock were taxed under FIRPTA, a non-U.S. holder would be taxed on that gain in the same manner as U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.
In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. An actual or deemed disposition of our capital stock by such shareholders may also be treated as a dividend. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
The U.S. federal tax implications of a redemption or conversion of our Series A Preferred Stock described above under “Taxation of U.S. Holders” are generally applicable to non-U.S. holders of our Series A Preferred Stock.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the applicable withholding agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the United States by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. holder of shares of capital stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in shares of our capital stock.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act, or FATCA, imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, or Withholdable Payments, if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a stockholder), unless such institution enters into an agreement with Treasury to collect and provide to Treasury certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a stockholder may be eligible for refunds or credits of such taxes.
Under proposed Treasury Regulations on which taxpayers may rely, FATCA withholding does not apply to gross proceeds from the sale or other disposition of our shares. If we determine withholding is appropriate with respect to a Withholdable Payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our capital stock.

State, Local and Foreign Taxes
We and/or our subsidiaries and holders of shares of our capital stock may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we, our subsidiaries, or holders of our capital stock transact business, own property or reside. We or our subsidiaries may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment of us and holders of our capital stock may differ from the U.S. federal income tax treatment of us and holders of our capital stock described above. Consequently, prospective purchasers of our capital stock should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws upon an investment in shares of our capital stock.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
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to or through underwriters or dealers;

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through agents;

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directly to purchasers;

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in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

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on the NYSE;

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in the over-the-counter market; or

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through a combination of these methods or by any other legally available mean.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights, units, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
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a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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privately negotiated transactions.

We may also enter into derivative, hedging, forward sale, option or other types of transactions. For example, we may:
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enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of, or maintain short positions in, the common or preferred stock offered pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common or preferred stock received from us to close out or hedge its short positions;

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sell securities short and redeliver such securities to close out or hedge our short positions;

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enter into option or other types of transactions that require us to deliver common or preferred stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common or preferred stock under this prospectus; or

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loan or pledge the common or preferred stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by this prospectus to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out or hedge any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:
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the terms of the offering;

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the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

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the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

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any delayed delivery arrangements;

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the terms of any rights to purchase our common or preferred stock;

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any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to the prevailing market prices; or

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at negotiated prices.

Underwriting Compensation
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
At-the-Market Offerings
If we reach an agreement with an underwriter on a placement, including the number of shares of common or preferred stock to be offered in the placement and any minimum price below which sales may not be made, such underwriter would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on such terms. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NYSE, the existing trading market for our common stock and our Series A Preferred Stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common or preferred stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.
Direct Sales
We may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.
Rights Offerings
Direct sales to our stockholders may be accomplished through rights distributed to our stockholders. In connection with the distribution of rights to our stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through the distribution of rights to our stockholders, the rights will be distributed as a dividend to our stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities pursuant to rights distributed to our stockholders will set forth the relevant terms of the rights. See “Description of Rights.”

Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market Making, Stabilization and Other Transactions
Currently, there is only a market for shares of our common stock and Series A Preferred Stock, which are both listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the offered securities (other than our common stock and Series A Preferred Stock) on any securities exchange; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.
To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

CERTAIN LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon us by Mayer Brown LLP, New York, New York, and, with respect to matters of Maryland law, by Miles & Stockbridge P.C., Baltimore, Maryland. Certain U.S. federal income tax matters will be passed upon for us by Mayer Brown LLP, New York, New York.
EXPERTS
The consolidated financial statements of Lument Finance Trust, Inc. as of December 31, 2020 and 2019, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Exchange Act. Our filings with the SEC, including the filings that are incorporated by reference into this prospectus, are available to the public on the SEC’s website at www.sec.gov. We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Wherever a reference is made in this prospectus to a contract or other documents of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement on the SEC’s website at www.sec.gov.
Our Internet address is www.lumentfinancetrust.com. We make available free of charge, on or through the “Investor Relations — SEC Filings” section of our website, quarterly reports on 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on, or accessible through, our website is not incorporated by reference herein and is not a part of this prospectus or the registration statement of which this prospectus is a party. You may also inspect these reports and other information without charge on the SEC’s website at www.sec.gov.
INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC
The SEC allows us to “incorporate by reference” information into this prospectus which has been previously filed, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information included or incorporated by reference into this prospectus. We have filed the documents listed below with the SEC (File No. 001-35845) under the Exchange Act and these documents, along with our future filings (other than information furnished under Item 2.02 or 7.01 in Current Reports on Form 8-K), are incorporated herein by reference until the offerings are completed:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 15, 2021;

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our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed on May 11, 2021;

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our Current Reports on Form 8-K filed on April 21, 2021, May 4, 2021 and June 17, 2021;

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our Definitive Proxy Statement on Schedule 14A, filed on May 4, 2021 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended December 31, 2020);

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the description of our common stock, which is contained in our registration statement on Form 8-A filed on March 19, 2013; and

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the description of our Series A Preferred Stock included in our registration statement on Form 8-A, filed on May 4, 2021.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of those documents. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this prospectus and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing those documents.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference herein); we will provide this information at no cost to the requester upon written or oral request to Lument Finance Trust, Inc., 230 Park Avenue, 20th Floor, New York, New York, Attention: Corporate Secretary; telephone number (212) 317-5700. You may also obtain copies of this information by visiting our website at www.lumentfinancetrust.com. Information on our website is not part of this prospectus.

LUMENT FINANCE TRUST, INC.
Up to 37,421,825 Shares of Common Stock
Issuable Upon Exercise of Rights
to Subscribe for Such Shares

PROSPECTUS SUPPLEMENT

Wells Fargo Securities
JMP Securities A Citizens Company
January 7, 2022